                                                                  EXHIBIT 10.11


                          DOMINICK'S FINER FOODS, INC.,
                                   as Issuer,

                                       AND

                            THE SUBSIDIARY GUARANTORS
                                  named herein,

                                       AND

                    United States Trust Company of New York,
                                   as Trustee

                                _________________

                                    INDENTURE

                             Dated as of May 4, 1995

                                ________________

                                  $200,000,000

                        10 7/8% Senior Subordinated Notes
                                    due 2005

                                       and
               Series B 10 7/8% Senior Subordinated Notes due 2005

                              CROSS-REFERENCE TABLE

 TIA                               Indenture
Section                             Section
-----------                        ----------
310(a)(1)........................8.10
   (a)(2)........................8.10
   (a)(3)........................N.A.
   (a)(4)........................N.A.
   (a)(5)........................8.10; 8.11
   (b)...........................8.08; 8.10;
                                 13.02
   (c)...........................N.A.
311(a)...........................8.11
   (b)...........................8.11
   (c)...........................N.A.
312(a)...........................2.05
   (b)...........................13.03
   (c)...........................13.03
313(a)...........................8.06
   (b)(1)........................N.A.
   (b)(2)........................8.06
   (c)...........................8.06; 13.02
   (d)...........................8.06
314(a)...........................5.07; 5.09;
                                 13.02
   (b)...........................N.A.
   (c)(1)........................8.02; 13.04
   (c)(2)........................8.02; 13.04
   (c)(3)........................N.A.
   (d)...........................N.A.
   (e)...........................13.05
   (f)...........................N.A.
315(a)...........................8.01(b)
   (b)...........................8.05; 13.02
   (c)...........................8.01(a)
   (d)...........................8.01(c)
   (e)...........................7.11
316(a)(last sentence)............2.09
   (a)(1)(A).....................7.05
   (a)(1)(B).....................7.04
   (a)(2)........................N.A.
   (b)...........................7.07
317(a)(1)........................7.08
   (a)(2)........................7.09
   (b)...........................2.04
318(a)...........................13.01
   (c)...........................13.01

______________________

N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                                                                           Page

Section 1.01     Definitions...........................................      1
Section 1.02     Incorporation by Reference of TIA.....................     32
Section 1.03     Rules of Construction.................................     32


                                          ARTICLE TWO

                                        THE SECURITIES

Section 2.01     Form and Dating.......................................     33
Section 2.02     Execution and Authentication..........................     34
Section 2.03     Registrar and Paying Agent............................     35
Section 2.04     Paying Agent to Hold Assets in Trust..................     36
Section 2.05     Securityholder Lists..................................     36
Section 2.06     Transfer and Exchange.................................     37
Section 2.07     Replacement Securities................................     37
Section 2.08     Outstanding Securities................................     38
Section 2.09     Treasury Securities...................................     38
Section 2.10     Temporary Securities..................................     39
Section 2.11     Cancellation..........................................     39
Section 2.12     Defaulted Interest....................................     39
Section 2.13     CUSIP Number..........................................     40
Section 2.14     Restrictive Legends...................................     40
Section 2.15     Book-Entry Provisions for Global Security.............     42
Section 2.16     Special Transfer Provisions...........................     43


                                         ARTICLE THREE

                                          REDEMPTION

Section 3.01     Notices to Trustee....................................     46
Section 3.02     Selection of Securities to Be Redeemed................     46
Section 3.03     Notice of Redemption..................................     47
Section 3.04     Effect of Notice of Redemption........................     48
Section 3.05     Deposit of Redemption Price...........................     48
Section 3.06     Securities Redeemed in Part...........................     49

                                         ARTICLE FOUR

                                         SUBORDINATION
                                                                           Page
Section 4.01     Securities Subordinated to Senior
                    Indebtedness.......................................     49
Section 4.02     Suspension of Payment When Senior
                    Indebtedness in Default............................     49
Section 4.03     Securities Subordinated to Prior Payment
                    of All Senior Indebtedness on Dissolution,
                    Liquidation or Reorganization of Company...........     51
Section 4.04     Securityholders to Be Subrogated to Rights
                    of Holders of Senior Indebtedness..................     53
Section 4.05     Obligations of the Company Unconditional..............     54
Section 4.06     Trustee Entitled to Assume Payments Not
                    Prohibited in Absence of Notice....................     54
Section 4.07     Application by Trustee of Assets Deposited
                    with It............................................     55
Section 4.08     No Waiver of Subordination Provisions.................     55
Section 4.09     Securityholders Authorize Trustee to
                    Effectuate Subordination of Securities.............     56
Section 4.10     Right of Trustee to Hold Senior
                    Indebtedness.......................................     57
Section 4.11     No Suspension of Remedies.............................     57
Section 4.12     No Fiduciary Duty of Trustee to Holders of
                    Senior Indebtedness................................     57


                                         ARTICLE FIVE

                                           COVENANTS

Section 5.01     Payment of Securities.................................     58
Section 5.02     Maintenance of Office or Agency.......................     58
Section 5.03     Limitation on Restricted Payments.....................     58
Section 5.04     Corporate Existence...................................     60
Section 5.05     Payment of Taxes and Other Claims.....................     60
Section 5.06     Maintenance of Properties and Insurance...............     61
Section 5.07     Compliance Certificate; Notice of Default.............     62
Section 5.08     Compliance with Laws..................................     63
Section 5.09     SEC Reports...........................................     63
Section 5.10     Waiver of Stay, Extension or Usury Laws...............     63
Section 5.11     Limitation on Transactions with Affiliates............     64
Section 5.12     Limitation on Incurrences of Additional
                    Indebtedness.......................................     66
Section 5.13     Limitation on Dividends and Other Payment
                    Restrictions Affecting Subsidiaries................     66
Section 5.14     Limitation on Liens...................................     67
Section 5.15     Limitation on Change of Control.......................     68
Section 5.16     Limitation on Asset Sales.............................     71

                                                                          Page

Section 5.17     Guarantees of Certain Indebtedness....................     74
Section 5.18     Limitation on Preferred Stock of
                    Subsidiaries.......................................     74
Section 5.19     Limitation on Other Senior Subordinated
                    Indebtedness.......................................     74


                                          ARTICLE SIX

                                     SUCCESSOR CORPORATION

Section 6.01     Limitation on Mergers and Certain Other
                    Transactions.......................................     75
Section 6.02     Successor Corporation Substituted.....................     76


                                         ARTICLE SEVEN

                                     DEFAULT AND REMEDIES

Section 7.01     Events of Default.....................................     77
Section 7.02     Acceleration..........................................     79
Section 7.03     Other Remedies........................................     81
Section 7.04     Waiver of Past Defaults...............................     81
Section 7.05     Control by Majority...................................     81
Section 7.06     Limitation on Suits...................................     82
Section 7.07     Rights of Holders to Receive Payment..................     82
Section 7.08     Collection Suit by Trustee............................     83
Section 7.09     Trustee May File Proofs of Claim......................     83
Section 7.10     Priorities............................................     84
Section 7.11     Right and Remedies Cumulative.........................     84
Section 7.12     Delay or Omission Not Waiver..........................     84
Section 7.13     Undertaking for Costs.................................     85

                                  ARTICLE EIGHT

                                     TRUSTEE

Section 8.01     Duties of Trustee.....................................     85
Section 8.02     Rights of Trustee.....................................     87
Section 8.03     Individual Rights of Trustee..........................     87
Section 8.04     Trustee's Disclaimer..................................     88
Section 8.05     Notice of Default.....................................     88
Section 8.06     Reports by Trustee to Holders.........................     88
Section 8.07     Compensation and Indemnity............................     89
Section 8.08     Replacement of Trustee................................     89
Section 8.09     Successor Trustee by Merger, Etc......................     91
Section 8.10     Eligibility; Disqualification.........................     91

                                                                          Page
Section 8.11     Preferential Collection of Claims Against
                    Company............................................     91

                                         ARTICLE NINE

                            SATISFACTION AND DISCHARGE OF INDENTURE

Section 9.01     Termination of the Company's Obligations..............     91
Section 9.02     Legal Defeasance and Covenant Defeasance..............     93
Section 9.03     Application of Trust Money............................     98
Section 9.04     Repayment to Company or Subsidiary
                    Guarantors.........................................     98
Section 9.05     Reinstatement.........................................     99


                                          ARTICLE TEN

                              AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.01    Without Consent of Holders............................     99
Section 10.02    With Consent of Holders...............................    100
Section 10.03    Compliance with TIA...................................    102
Section 10.04    Revocation and Effect of Consents.....................    102
Section 10.05    Notation on or Exchange of Securities.................    103
Section 10.06    Trustee to Sign Amendments, Etc.......................    103


                                        ARTICLE ELEVEN

                                           GUARANTEE

Section 11.01    Unconditional Guarantee...............................    103
Section 11.02    Subordination of Guarantee............................    105
Section 11.03    Severability..........................................    105
Section 11.04    Release of a Subsidiary Guarantor.....................    105
Section 11.05    Limitation of Subsidiary Guarantor's
                    Liability..........................................    106
Section 11.06    Subsidiary Guarantors May Consolidate,
                    etc., on Certain Terms.............................    106
Section 11.07    Contribution..........................................    107
Section 11.08    Waiver of Subrogation.................................    108
Section 11.09    Execution of Guarantee................................    109
Section 11.10    Waiver of Stay, Extension or Usury Laws...............    109

                                                                          Page

                                        ARTICLE TWELVE

                            SUBORDINATION OF GUARANTEE OBLIGATIONS

Section 12.01    Guarantee Obligations Subordinated to
                    Guarantor Senior Indebtedness......................    110
Section 12.02    Suspension of Guarantee Obligations When
                    Guarantor Senior Indebtedness in Default...........    110
Section 12.03    Guarantee Obligations Subordinated to
                    Prior Payment of All Guarantor Senior
                    Indebtedness on Dissolution, Liquidation
                    or Reorganization of Such Subsidiary
                    Guarantor..........................................    112
Section 12.04    Holders of Guarantee Obligations To Be
                    Subrogated to Rights of Holders of
                    Guarantor Senior Indebtedness......................    114
Section 12.05    Obligations of the Subsidiary Guarantors
                    Unconditional......................................    115
Section 12.06    Trustee Entitled to Assume Payments Not
                    Prohibited in Absence of Notice....................    116
Section 12.07    Application by Trustee of Assets Deposited
                    with It............................................    116
Section 12.08    No Waiver of Subordination Provisions.................    117
Section 12.09    Holders Authorize Trustee to Effectuate
                    Subordination of Guarantee Obligations.............    117
Section 12.10    Right of Trustee to Hold Guarantor Senior
                    Indebtedness.......................................    118
Section 12.11    No Suspension of Remedies.............................    118
Section 12.12    No Fiduciary Duty of Trustee to Holders
                    of Guarantor Senior Indebtedness...................    119


                                       ARTICLE THIRTEEN

                                         MISCELLANEOUS

Section 13.01    TIA Controls..........................................    119
Section 13.02    Notices...............................................    119
Section 13.03    Communications by Holders with Other
                    Holders............................................    120
Section 13.04    Certificate and Opinion as to Conditions
                    Precedent..........................................    121
Section 13.05    Statements Required in Certificate or
                    Opinion............................................    121
Section 13.06    Rules by Trustee, Paying Agent, Registrar.............    122
Section 13.07    Legal Holidays........................................    122
Section 13.08    Governing Law.........................................    122
Section 13.09    No Adverse Interpretation of Other
                    Agreements.........................................    122
Section 13.10    No Recourse Against Others............................    122

                                                                          Page

Section 13.11    Successors............................................    123
Section 13.12    Duplicate Originals...................................    123
Section 13.13    Severability..........................................    123
Section 13.14    No Violation..........................................    123


Signatures.............................................................    124

Exhibit A -      Form of Initial Security with Guarantees

Exhibit B -      Form of Exchange Security with Guarantees

Exhibit C -      Form of Certificate To Be Delivered in Connection
                 with Transfers to Non-QIB Accredited Investors

Exhibit D -      Form of Certificate To Be Delivered in Connection
                 with Transfers pursuant to Regulation S

Schedule I -     Specified Properties

Schedule II -    Certain Permitted Indebtedness

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

         INDENTURE dated as of May 4, 1995, among DOMINICK'S FINER FOODS, INC., a Delaware corporation (the "Company"), the SUBSIDIARY GUARANTORS, and United States Trust Company of New York, as Trustee.

         Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 10 7/8% Senior Subordinated Notes due 2005 (the "Initial Securities") and Series B
10 7/8% Senior Subordinated Notes due 2005 (the "Exchange Securities," and together with the Initial Securities, the "Securities"):


                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.

         "Acquired Indebtedness" means (i) with respect to any person that becomes a Subsidiary of the Company (or is merged into the Company or any of its Subsidiaries) after the Issue Date, Indebtedness of such person or any of its subsidiaries existing at the time such person becomes a Subsidiary of the Company (or is merged into the Company or any of its Subsidiaries) and which was not incurred in connection with, or in contemplation of, such person becoming a Subsidiary of the Company (or being merged into the Company or any of its Subsidiaries) and (ii) with respect to the Company or any of its Subsidiaries, any Indebtedness assumed by the Company or any of its Subsidiaries in connection with the acquisition of any assets from another person (other than the Company or any of its Subsidiaries), and which was not incurred by such other person in connection with, or in contemplation of, such acquisition.

         "Acquisition" means the acquisition of the Company under and in accordance with the terms of the Stock Purchase Agreement.

         "Adjusted Net Assets" shall have the meaning provided in Section 11.07.

         "Affiliate" as applied to any person, means any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person whether through the ownership of voting securities or by contract or otherwise. Notwithstanding the foregoing, the term "Affiliate," with respect to the Company and its Subsidiaries, shall not include BT Securities Corporation, Chase Securities, Inc. nor any of their respective Affiliates.

         "Affiliate Transaction" shall have the meaning provided in
Section 5.11.

         "Agent" means any Registrar, Paying Agent or co- Registrar.

         "Asset Sale" means, with respect to any person, any direct or indirect sale, issuance, conveyance, lease, assignment, transfer or other disposition or series of sales, transfers or other dispositions (including, without limitation, by merger or consolidation or by exchange of assets and whether by operation of law or otherwise) made by such person or any of its subsidiaries to any person other than such person or one of its wholly owned subsidiaries (or, in the case of a sale, transfer or other disposition by a Subsidiary, to any person other than the Company or a directly or indirectly wholly owned Subsidiary) of any assets of such person or any of its subsidiaries including, without limitation, assets consisting of any Capital Stock or other securities held by such person or any of its subsidiaries, and any Capital Stock issued by any subsidiary of such person, in each case, outside of the ordinary course of business, excluding, however, any sale, transfer or other disposition, or series of related sales, transfers or other dispositions (i) resulting in Net Proceeds to the Company and the Subsidiaries of $250,000 or less or (ii) of Cash Equivalents or inventory in the ordinary course of business or obsolete equipment in the ordinary course of business consistent with past practices of the Company or
(iii) the lease or sublease of any real or personal property in the ordinary course of business or (iv) the proceeds of such Asset Sale which are not applied in accordance with Section 5.16 and which, together with all other such Asset Sale proceeds do not exceed $10 million.

         "Bankruptcy Law" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute or any other United States federal, state or local law or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors, whether in effect on the date hereof or hereafter.

         "BDI" means Blackhawk Development Inc., a Delaware corporation.

         "Board of Directors" means, with respect to any person, the Board of Directors of such person or any duly authorized committee of that Board.

         "Board Resolution" means, with respect to any person, a duly adopted resolution of the Board of Directors of such person.

         "BPI" means Blackhawk Properties, Inc., a Delaware corporation.

         "Business Day" means a day that is not a Legal Holiday.

         "Capitalized Lease Obligation" means obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations determined in accordance with GAAP.

         "Capital Stock" means with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including, without limitation, each class of Common Stock and Preferred Stock of such Person.

         "Cash Equivalents" means (i) obligations issued or unconditionally guaranteed by the United States of America or any agency thereof, or obligations issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, (ii) commercial paper rated the highest grade by Moody's Investors Service, Inc. and Standard & Poor's Ratings Group and maturing not more than one year from the date of creation thereof, (iii) time deposits with, and certificates of deposit and banker's acceptances issued by, any bank having capital surplus and undivided profits aggregating at least $500 million and maturing not more than one year from the date of creation thereof,
(iv) repurchase agreements that are secured by a perfected security interest in an obligation described in clause (i) and are with any bank described in clause
(iii), (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500 million, and (c) has the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. and (vi) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Ratings Group.

         "Change of Control" means the acquisition after the Issue Date, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by (i) any person or entity (other than any Permitted Holder) or (ii) any group of persons or entities (excluding any Permitted Holders) who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), in either case, of any securities of Holdings or the Company such that, as a result of such acquisition, such person, entity or group beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, 40% or more of the then outstanding voting securities entitled to vote on a regular basis for a majority of the Board of Directors of the Company (but only to the extent that such beneficial ownership is not shared with any Permitted Holder who has the power to direct the vote thereof); provided, however, that no such Change of Control shall be deemed to have occurred if (A) the Permitted Holders beneficially own, in the aggregate, at such time, a greater percentage of such voting securities than such other person, entity or group or (B) at the time of such acquisition, the Permitted Holders (or any of them) possess the ability (by contract or otherwise) to elect, or cause the election, of a majority of the members of the Company's Board of Directors.

         "Change of Control Date" shall have the meaning provided in Section
5.15.

         "Change of Control Offer" shall have the meaning provided in Section 5.15.

         "Change of Control Payment Date" shall have the meaning provided in
Section 5.15.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means, with respect to any person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such person's common stock, whether outstanding at the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

         "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

         "Consolidated Net Income," means, with respect to any person, for any period, the aggregate of the net income (or loss) of such person and its subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (a) the net income of any other person in which such person or any of its subsidiaries has an interest (which interest does not cause the net income of such other person to be consolidated with the net income of such person and its subsidiaries in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions actually paid to such person or such subsidiary by such other person during such period; (b) the net income of any subsidiary of such person that is subject to any Payment Restriction shall be excluded to the extent such Payment Restriction actually prevented the payment of an amount that otherwise could have been paid to such person or to a subsidiary of such person not subject to any Payment Restriction; and (c) there shall be excluded (i) the net income (or loss) of any other person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (ii) all gains and losses realized on any Asset Sale, (iii) all gains realized upon or in connection with or as a consequence of any gains on pension reversions received by such person or any of its subsidiaries, (iv) all gains and losses realized on the purchase or other acquisition by such person or any of its subsidiaries of any securities of such person or any of its subsidiaries, (v) all other net extraordinary gains, and (vi) (A) all non-cash charges (provided, however, that any cash payments actually made with respect to the liabilities for which such charges were created shall be deducted from Consolidated Net Income in the period when made) and (B) all deferred financing costs written off in connection with the early extinguishment of any Indebtedness, in each case, incurred by the Company or any of its Subsidiaries in connection with the Acquisition.

         "Consolidated Net Worth" means, with respect to any person, (i) the total stockholders' equity (exclusive of any Disqualified Capital Stock) of such person and its subsidiaries determined on a consolidated basis in accordance with GAAP plus (ii) to the extent amounts attributable thereto are not otherwise included in clause (i), the aggregate amount of the liquidation preference (including accrued but unpaid dividends thereon to the extent such dividends have reduced any amounts included in clause (i) without an offsetting increase) then applicable to the Seller Preferred Stock (which amount, on a per share basis, shall in no event be greater than the amount per share in effect on the Issue Date plus any accrued but unpaid dividends thereon to the extent such dividends have reduced any amounts included in clause (i) without an offsetting increase).

         "Credit Agent" means, at any time, the then-acting Administrative Agent as defined in and under the Senior Credit Facilities, which initially shall be Bankers Trust Company. The Company shall promptly notify the Trustee of any change in the Credit Agent.

         "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "DFF" means DFF Supermarkets, Inc., a Delaware corporation.

         "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

         "Designated Senior Indebtedness" means (i) any Indebtedness under the Senior Credit Facilities and (ii) if no Indebtedness under the Senior Credit Facilities is outstanding, any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture. For purposes of this definition, the term "Senior Credit Facilities" shall not include any agreement governing Indebtedness incurred to refund, replace or refinance borrowings or commitments under the Senior Credit Facilities other than any such agreements incurred to refund, replace or refinance the entirety of the borrowings and commitments then outstanding or permitted to be outstanding thereunder.

         "Disqualified Capital Stock" means, with respect to any person, any Capital Stock of such person or its subsidiaries that, by its terms, by the terms of any agreement related thereto or by the terms of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased by such person or its subsidiaries, including at the option of the holder thereof, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due, on or prior to the Maturity Date or any other Capital Stock of such person or its subsidiaries designated as Disqualified Capital Stock by such person at the time of issuance; provided, however, that if such Capital Stock is either (i) redeemable or repurchasable solely at the option of such person or (ii) issued to employees of the Company or its Subsidiaries or to any plan for the benefit of such employees, such Capital Stock shall not constitute Disqualified Capital Stock unless so designated.

         "EBITDA" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period, plus, in each case to the extent deducted in computing Consolidated Net Income of such person for such period (without duplication) (i) provisions for income taxes or similar charges recognized by such person and its consolidated subsidiaries accrued during such period, (ii) depreciation and amortization expense of such person and its consolidated subsidiaries accrued during such period (but only to the extent not included in Fixed Charges), (iii) Fixed Charges of such person and its consolidated subsidiaries for such period, (iv) LIFO charges (credit) of such person and its consolidated subsidiaries for such period, (v) the amount of any restructuring reserve or charge recorded during such period in accordance with GAAP, including any such reserve or charge related to the Acquisition, and (vi) any other non-cash charges reducing Consolidated Net Income for such period (excluding any such charge which requires an accrual of or a cash reserve for anticipated cash charges for any future period), less, without duplication, (x) non-cash items increasing Consolidated Net Income of such person for such period (excluding any such items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period) in each case determined in accordance with GAAP and (y) the amount of all cash payments made by such person or its subsidiaries during such period to the extent that such cash payment has been provided for in a restructuring reserve or charge referred to in clause (v) above (and was not otherwise deducted in the computation of Consolidated Net Income of such person for such period).

         "Event of Default" shall have the meaning provided in Section 7.01.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

         "Exchange Securities" has the meaning provided in the preamble to this Indenture.

         "Exchange Offer" means the registration by the Company under the Securities Act pursuant to a registration statement of the offer by the Company to each Holder of the Initial Securities to exchange all the Initial Securities held by such Holder for the Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Initial Securities held by such Holder, all in accordance with the terms and conditions of the Registration Rights Agreement by and among the Company, the Subsidiary Guarantors and the Initial Purchasers, dated May 4, 1995.

         "Fiscal Year" means the fiscal year of the Company and its Subsidiaries ending on the Saturday closest to October 31 of each calendar year. For purposes of this Indenture, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year ends.

         "Fixed Charge Coverage Ratio" means, with respect to any person, the ratio of (1) EBITDA of such person for the period (the "Pro Forma Period") consisting of the most recent four full fiscal quarters for which financial information in respect thereof is available immediately prior to the date of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio (the "Transaction Date") to (2) the aggregate Fixed Charges of such person for the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent to such fiscal quarter (the "Forward Period") reasonably anticipated by the Board of Directors of such person to become due from time to time during such period. In addition to, but without duplication of, the foregoing, for purposes of this definition, "EBITDA" shall be calculated after giving effect (without duplication), on a pro forma basis for the Pro Forma Period (but no longer), to (a) any Investment, during the period commencing on the first day of the Pro Forma Period to and including the Transaction Date (the "Reference Period"), in any other person that, as a result of such Investment, becomes a subsidiary of such person, (b) the acquisition, during the Reference Period (by merger, consolidation or purchase of stock or assets) of any business or assets, and (c) any sales or other dispositions of assets (other than sales of inventory in the ordinary course of business) occurring during the Reference Period, in each case as if such incurrence, Investment, repayment, acquisition or asset sale had occurred on the first day of the Reference Period. In addition, for purposes of this definition, "Fixed Charges" shall be calculated after giving effect (without duplication), on a pro forma basis for the Forward Period, to any Indebtedness incurred or repaid on or after the first day of the Reference Period and prior to the Transaction Date, including any Indebtedness of an entity which existed at the time such entity became a subsidiary of such person which shall be deemed Incurred as of the date such entity became a subsidiary of such person. If such person or any of its subsidiaries directly or indirectly guarantees any Indebtedness of a third person, the Fixed Charge Coverage Ratio shall give effect to the incurrence of such

Indebtedness as if such person or subsidiary had directly incurred such guaranteed Indebtedness.

         "Fixed Charges" means, with respect to any person, for any period, the aggregate amount of (i) interest, whether expensed or capitalized, paid, accrued or scheduled to be paid or accrued during such period (except to the extent accrued in a prior period) in respect of all Indebtedness of such person and its consolidated subsidiaries (including (a) original issue discount on any Indebtedness, but excluding amortization of debt issuance costs, and (b) the interest portion of all deferred payment obligations, calculated in accordance with the effective interest method, in each case to the extent attributable to such period, but excluding amortization of debt issuance costs), and (ii) dividend requirements on Preferred Stock of such person and its consolidated subsidiaries paid or scheduled to be paid in cash during such period and excluding items eliminated in consolidation. For purposes of this definition,
(a) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Board of Directors of such person (as evidenced by a Board Resolution) to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP, (b) interest on Indebtedness that is determined on a fluctuating basis shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest of such Indebtedness in effect on the date Fixed Charges are being calculated, (c) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate, and (d) Fixed Charges shall be increased or reduced by the net cost (including amortization of discount) or benefit associated with Interest Swap Obligations attributable to such period. For purposes of clause (ii) above, dividend requirements shall be increased to an amount representing the pretax earnings that would be required to cover such dividend requirements; accordingly, the increased amount shall be equal to a fraction, the numerator of which is the amount of such dividend requirements and the denominator of which is one (1) minus the applicable actual combined federal, state, local and foreign income tax rate of such person and its subsidiaries (expressed as a decimal), on a consolidated basis, for the fiscal year immediately preceding the date of the transaction giving rise to the need to calculate Fixed Charges.

         "Foreign Exchange Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect against fluctuations in currency values.

         "Forward Period" shall have the meaning provided in the definition of "Operating Coverage Ratio" contained in this Section 1.01.

         "GAAP" means generally accepted accounting principles as in effect in the United States of America as of the date of this Indenture.

         "Guarantee" means the guarantee of each Subsidiary Guarantor set forth in Article Eleven and any additional guarantee of the Securities executed by any Subsidiary of the Company.

         "Guarantee Obligations" shall have the meaning provided in Section
12.01.

         "Guarantor Payment Blockage Period" shall have the meaning provided in
Section 12.02.

         "Guarantor Senior Indebtedness" means, with respect to any Subsidiary Guarantor, the principal of, premium, if any, and interest on and all other Obligations with respect to any Indebtedness of such Subsidiary Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Subsidiary Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Indebtedness" shall include (x) the principal of, premium, if any, and interest on all obligations of every nature of such Subsidiary Guarantor from time to time owed to the lenders under the Senior Credit Facilities, including, without limitation, the Letter of Credit Obligations and principal of and interest on, and all fees, indemnities and expenses payable under the Senior Credit Facilities and (y) interest accruing thereon subsequent to the occurrence of any Event of Default specified in clauses (vi) and (vii) of Section 7.01 relating to the Subsidiary Guarantors, whether or not the claim for such interest is allowed under any applicable Bankruptcy Law. Notwithstanding the foregoing, "Guarantor Senior Indebtedness" shall not include (a) Indebtedness evidenced by the Guarantee of such Subsidiary Guarantor, (b) Indebtedness that is expressly subordinate or junior in right of payment to any Indebtedness of such Subsidiary Guarantor, (c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Subsidiary Guarantor (other than Capitalized Lease Obligations), (d) Indebtedness which is represented by Disqualified Capital Stock, (e) obligations for goods, materials or services purchased in the ordinary course of business or obligations consisting of trade payables, (f) Indebtedness of or amounts owed by such Subsidiary Guarantor for compensation to employees or for services rendered to such Subsidiary Guarantor, (g) any liability for federal, state, local or other taxes owed or owing by such Subsidiary Guarantor, (h) Indebtedness of such Subsidiary Guarantor representing a guarantee of Subordinated Indebtedness or Pari Passu Indebtedness of the Company or any other Subsidiary Guarantor, (i) Indebtedness of such Subsidiary Guarantor to a Subsidiary of the Company and (j) that portion of any Indebtedness which is incurred by such Subsidiary Guarantor in violation of this Indenture.

         "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

         "Holdings" means Dominick's Supermarkets, Inc., a Delaware corporation.

         "Indebtedness" means with respect to any person, without duplication,
(i) all liabilities, contingent or otherwise, of such person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (b) evidenced by bonds, notes, debentures, drafts accepted or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property (other than any such balance that represents an account payable or any other monetary obligation to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such person in the ordinary course of business of such person in connection with obtaining goods, materials or services and due within twelve months (or such longer period for payment as is customarily exended by such trade creditor) of the incurrence thereof, which account is not overdue by more than 90 days, according to the original terms of sale, unless such account payable is being contested in good faith), or (c) for the payment of money relating to a Capitalized Lease Obligation; (ii) the maximum fixed repurchase price of all Disqualified Capital Stock of such person;
(iii) reimbursement obligations of such person with respect to letters of credit; (iv) obligations of such person with respect to Interest Swap Obligations and Foreign Exchange Agreements; (v) all liabilities of others of the kind described in the preceding clause (i), (ii), (iii) or (iv) that such person has guaranteed or that is otherwise its legal liability; and (vi) all obligations of others secured by a Lien to which any of the properties or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such person are subject, whether or not the obligations secured thereby shall have been assumed by such person or shall otherwise be such person's legal liability (provided that if the obligations so secured have not been assumed by such person or are not otherwise such person's legal liability, such obligations shall be deemed to be in an amount equal to the fair market value of such properties or assets, as determined in good faith by the Board of Directors of such person, which determination shall be evidenced by a Board Resolution). For purposes of the preceding sentence, the "maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock (or any equity security for which it may be exchanged or converted), such fair market value shall be determined in good faith by the Board of Directors of such person, which determination shall be evidenced by a Board Resolution. For purposes of this Indenture, Indebtedness incurred by any person that is a general partnership (other than non-recourse Indebtedness) shall be deemed to have been incurred by the general partners of such partnership pro rata in accordance with their respective interests in the liabilities of such partnership unless any such general partner shall, in the reasonable determination of the Board of Directors of the Company, be unable to satisfy its pro rata share of the liabilities of the partnership, in which case the pro rata share of any Indebtedness attributable to such partner shall be deemed to be incurred at such time by the remaining general partners on a pro rata basis in accordance with their interests.

         "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

         "Independent Financial Advisor" means an accounting, appraisal, investment banking or consulting firm of nationally recognized standing that is, in the reasonable and good faith judgment of the Board of Directors of the Company, qualified to perform the task for which such firm has been engaged and disinterested and independent with respect to the Company and its Affiliates.

         "Initial Purchasers" means BT Securities Corporation and Chase Securities, Inc.

         "Initial Securities" has the meaning provided in the preamble to this Indenture.

         "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

         "Interest Swap Obligation" means any obligation of any person pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount; provided that the term "Interest Swap Obligation" shall also include interest rate exchange, collar, cap, swap option or similar agreements providing interest rate protection.

         "Investment" by any person in any other person means any investment by such person in such other person, whether by share purchase, capital contribution, loan, advance (other than reasonable loans and advances to employees for moving and travel expenses, as salary advances or to permit the purchase of Qualified Capital Stock of the Company or Holdings and other similar customary expenses incurred, in each case in the ordinary course of business consistent with past practice) or similar credit extension constituting Indebtedness of such other person, and any guarantee of Indebtedness of any other person.

         "Issue Date" means the date of original issuance of the Securities under this Indenture.

         "Legal Holiday" shall have the meaning provided in Section 13.07.

         "Letter of Credit Obligations" means Indebtedness of the Company or any of its Subsidiaries with respect to letters of credit issued pursuant to the Senior Credit Facilities, and for purposes of the definition of the term "Permitted Indebtedness," the aggregate principal amount of Indebtedness outstanding at any time with respect thereto shall be deemed to consist of (a) the aggregate maximum amount then available to be drawn under all such letters of credit (the determination of such maximum amount to assume compliance with all conditions for drawing), and (b) the aggregate amount that has been paid by, and not reimbursed to, the issuers under such letters of credit.

                  "Lien" means any mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell which is intended to constitute or create a security interest, mortgage, pledge or lien, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien under this Indenture.

         "Maturity Date" means May 1, 2005.

         "Net Cash Proceeds" means the Net Proceeds of any Asset Sale received in the form of cash or Cash Equivalents.

         "Net Proceeds" means (a) in the case of any Asset Sale or any issuance and sale by any person of Qualified Capital Stock, the aggregate net proceeds received by such person after payment of expenses, taxes, commissions and the like incurred in connection therewith (and, in the case of any Asset Sale, net of the amount of cash applied to repay Indebtedness secured by the asset involved in such Asset Sale), whether such proceeds are in cash or in property (valued at the fair market value thereof at the time of receipt, as determined with respect to any Asset Sale resulting in Net Proceeds in excess of $5.0 million in good faith by the Board of Directors of such person, which determination shall be evidenced by a Board Resolution) and (b) in the case of any conversion or exchange of any outstanding Indebtedness or Disqualified Capital Stock of such person for or into shares of Qualified Capital Stock of the Company, the sum of (i) the fair market value of the proceeds received by the Company in connection with the issuance of such Indebtedness or Disqualified Capital Stock on the date of such issuance and (ii) any additional amount paid by the holder to the Company upon such conversion or exchange.

         "Non-payment Default" means any event (other than a Payment Default) the occurrence of which entitles one or more persons to act to accelerate the maturity of any Designated Senior Indebtedness.

         "Obligations" means all obligations of every nature whether for principal, reimbursements, interest, fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance) under the documentation governing any Indebtedness.

         "Offering Memorandum" means the Offering Memorandum dated April 27, 1995, pursuant to which the Initial Securities were offered, and any supplement thereto.

         "Officer" means, with respect to any person, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Controller, or the Secretary of such person.

         "Officers' Certificate" means, with respect to any person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such person and otherwise complying with the requirements of Sections 13.04 and 13.05.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections
13.04 and 13.05. Unless otherwise required by the Trustee, the legal counsel may be an employee of or counsel to the Company or the Trustee.

         "Parent Intercompany Note" means that certain promissory note dated as of March 22, 1995, due from DFF to the Company in the original principal amount of $344,865,000 evidencing the loan made by the Company to DFF in such amount on the Acquisition closing date as in effect on such date.

         "Pari Passu Indebtedness" means, with respect to the Company or any Subsidiary Guarantor, Indebtedness of such person which ranks pari passu in right of payment to the Securities or the Guarantee of such Subsidiary Guarantor, as the case may be.

         "Paying Agent" shall have the meaning provided in Section 2.03, except that, for the purposes of Articles Three and Nine and Sections 5.15 and 5.16, the Paying Agent shall not be the Company or an Affiliate of the Company.

         "Payment Blockage Notice" shall have the meaning provided in Section 4.02.

         "Payment Blockage Period" shall have the meaning provided in Section 4.02.

                  "Payment Default" means any default in the payment of principal, premium, if any, or interest on any Designated Senior
Indebtedness or Significant Senior Indebtedness beyond any applicable grace period with respect thereto.

         "Payment Restriction" means, with respect to a subsidiary of any person, any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such subsidiary to (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such person or any other subsidiary of such person, (b) make loans or advances to such person or any other subsidiary of such person, or (c) transfer any of its properties or assets to such person or any other subsidiary of such person, or
(ii) such person or any other subsidiary of such person to receive or retain any such (a) dividends, distributions or payments, (b) loans or advances, or (c) transfer of properties or assets.

         "Permitted Holder" means (i) Yucaipa Management L.L.C., a Delaware limited liability company, The Yucaipa Companies, a California general partnership, or any entity controlled thereby or any of the partners or members thereof, (ii) Apollo Advisors, L.P., Lion Advisors, L.P. or any entity controlled thereby or any of the partners thereof, (iii) Bankers Trust New York Corporation and The Chase Manhattan Bank, N.A. or any Affiliate thereof, (iv) an employee benefit plan of the Company or any of its Subsidiaries, or any participant therein, (v) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries or (vi) any Permitted Transferee of any of the foregoing persons.

         "Permitted Indebtedness" means (a) Indebtedness of the Company and its Subsidiaries (and the Company and each Subsidiary (to the extent it is not an obligor) may guarantee such Indebtedness) pursuant to (i) the Term Loans in an aggregate principal amount at any time outstanding not to exceed $330 million, less the aggregate amount of all principal repayments thereunder pursuant to and in accordance with the requirements of Section 5.16 subsequent to the Issue Date, (ii) the revolving credit facility under the Senior Credit Facilities in an aggregate principal amount at any time outstanding not to exceed $120 million, less all permanent reductions thereunder pursuant to and in accordance with the requirements of Section 5.16, and (iii) any Indebtedness incurred under the Senior Credit Facilities pursuant to and in compliance with (A) clause (m) of this definition or (B) Section 5.12, (b) any Indebtedness of the Company or any of its Subsidiaries which, in the case of the Company, is owing to any wholly owned Subsidiary of the Company and which, in the case of any such Subsidiary, is owing to the Company or any wholly owned Subsidiary of the Company, (c) Indebtedness incurred by the Company or any Subsidiary in connection with the purchase or improvement of property (real or personal) or equipment or other capital expenditures in the ordinary course of business (including for the purchase of assets or stock of any retail grocery store or business) or consisting of Capitalized Lease Obligations, provided that (i) at the time of the incurrence thereof, such Indebtedness, together with any other Indebtedness incurred during the most recently completed four fiscal quarter period in reliance upon this clause (c) does not exceed, in the aggregate, 3% of net sales of the Company and its Subsidiaries during the most recently completed four fiscal quarter period on a consolidated basis (calculated on a pro forma basis if the date of incurrence is prior to the end of the fourth fiscal quarter following the Acquisition) and (ii) such Indebtedness, together with all then outstanding Indebtedness incurred in reliance upon this clause (c) does not exceed, in the aggregate, 3% of the aggregate net sales of the Company and its Subsidiaries during the most recently completed twelve fiscal quarter period on a consolidated basis (calculated on a pro forma basis if the date of incurrence is prior to the end of the twelfth fiscal quarter following the Acquisition); (d) Indebtedness of the Company incurred under Foreign Exchange Agreements and Interest Swap Obligations entered into with respect to Indebtedness in a notional amount not exceeding the aggregate principal amount of Indebtedness and otherwise permitted to be outstanding pursuant to Section 5.12; (e) guarantees incurred in the ordinary course of business, by the Company or a Subsidiary, of Indebtedness of any other person in the aggregate not to exceed $15 million at any time outstanding; (f) guarantees by the Company or a Subsidiary Guarantor of Indebtedness incurred by a wholly owned Subsidiary Guarantor so long as the incurrence of such Indebtedness incurred by such wholly owned Subsidiary Guarantor is permitted under the terms of this Indenture; (g) Refinancing Indebtedness; (h) Indebtedness for letters of credit relating to workers' compensation claims and self-insurance or similar requirements in the ordinary course of business; (i) other Indebtedness outstanding on the Issue Date and specified on Schedule II attached hereto; (j) Indebtedness arising from guarantees of Indebtedness of the Company or any Subsidiary or other agreements of the Company or a Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Subsidiaries in connection with such disposition; (k) obligations in respect of performance bonds and completion guarantees provided by the Company or any Subsidiary in the ordinary course of business; (l) Indebtedness to BDI and BPI in an aggregate principal amount not to exceed $350,000 and (m) additional Indebtedness of the Company and the Subsidiary Guarantors in an amount not to exceed $75 million in the aggregate at any time outstanding.

         "Permitted Investment" by any person means (i) any Related Business Investment, (ii) Investments in securities not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to
Section 5.16 or any other disposition of assets not constituting an Asset Sale by reason of the $250,000 threshold contained in the definition thereof, (iii) cash and Cash Equivalents, (iv) Investments existing on the Issue Date, (v) Investments specifically permitted by and made in accordance with Section 5.11,
(vi) Investments by Subsidiary Guarantors in other Subsidiary Guarantors or the Company and Investments by the Company in Subsidiary Guarantors in the form of Indebtedness owed to the Company by a Subsidiary Guarantor and Investments by Subsidiaries which are not Subsidiary Guarantors in other Subsidiaries which are not Subsidiary Guarantors and (vii) additional Investments in an aggregate amount not exceeding $15 million.

         "Permitted Liens" means (i) Liens for taxes, assessments and governmental charges or claims not yet due or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business, deposits made to obtain the release of such Liens, and with respect to amounts not yet delinquent for a period of more than 60 days or being contested in good faith by an appropriate process of law, and for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made; (iii) Liens incurred or pledges or deposits made in the ordinary course of business to secure obligations under workers' compensation, unemployment insurance or other types of social security or similar legislation; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, zoning or other restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the existing or proposed use by the Company or any of its Subsidiaries incurred in the ordinary course of business; (vi) Liens upon specific items of inventory or other goods and proceeds of any person securing such person's obligations in respect of bankers' acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business; (vii) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of nondelinquent customs duties in connection with the importation of goods; (ix) judgment and attachment Liens not giving rise to a Default or Event of Default; (x) leases or subleases granted to others not interfering in any material respect with the business of the Company or any Subsidiary; (xi) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business that are within the general parameters customary in the industry, in each case securing Indebtedness under Interest Swap Obligations and Foreign Exchange Agreements and forward contracts, option futures contracts, futures options or similar agreements or arrangements designed to protect the Company or any Subsidiary from fluctuations in the price of commodities; (xii) Liens encumbering deposits made in the ordinary course of business to secure nondelinquent obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or its Subsidiaries for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made; (xiii) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any Subsidiary in the ordinary course of business in accordance with past practices; (xiv) any interest or title of a lessor in the property subject to any lease, whether characterized as capitalized or operating other than any such interest or title resulting from or arising out of a default by the Company or any Subsidiary of its obligations under such lease; (xv) Liens arising from filing UCC financing statements for precautionary purposes in connection with true leases of personal property that are otherwise permitted under the applicable indenture and under which the Company or any Subsidiary is lessee; (xvi) Liens on assets of the Company securing Indebtedness which would constitute Senior Indebtedness but for the provisions of clause (c) in the third sentence of the definition of Senior Indebtedness and Liens on assets of a Subsidiary Guarantor securing Indebtedness which would constitute Guarantor Senior Indebtedness but for the provisions of clause (c) in the third sentence of the definition of Guarantor Senior Indebtedness; and (xvii) additional Liens securing Indebtedness at any one time outstanding not exceeding the sum of (i) $15 million and (ii) 10% of the aggregate Consolidated Net Income of the Company earned subsequent to the Issue Date and on or prior to such time.

         "Permitted Payments" means (i) any payment by the Company or any Subsidiary to Yucaipa or the principals or any Affiliates thereof for consulting, management, investment banking or similar advisory services pursuant to that certain Consulting Agreement, dated as of March 22, 1995, among the Company, Holdings and Yucaipa (as such Consulting Agreement may be amended or replaced, so long as any amounts paid under any amended or replacement agreement do not exceed the amounts payable under such Consulting Agreement as in effect on the Issue Date); (ii) any payment by the Company or any Subsidiary pursuant to the Tax Sharing Agreement, dated as of March 22, 1995, by and among the Company, Holdings, DFF, BDI, BPI and certain Subsidiaries, as such Tax Sharing Agreement may be amended from time to time, so long as the payment thereunder by the Company and its Subsidiaries shall not exceed the amount of taxes the Company would be required to pay if it were the filing person for all applicable taxes, (iii) any payment by the Company or any Subsidiary (a) in connection with repurchases of outstanding shares of the Company's or Holdings' Common Stock following the death, disability or termination of employment of management stockholders, and (b) of amounts required to be paid by Holdings, the Company or any of its Subsidiaries to participants in employee benefit plans upon termination of employment by such participants, as provided in the documents related thereto, in an aggregate amount (for both clauses (a) and (b)) not to exceed the sum of (x) $5 million in any Fiscal Year (provided that any unused amounts may be carried over to any subsequent Fiscal Year subject to a maximum amount of $10 million in any Fiscal Year) and (y) the aggregate amount of cash proceeds received by Holdings in such Fiscal Year from its sale of shares of Holdings Common Stock to an employee stock option or other stock plan of any of the Company, Holdings or DFF or to participants in any such plan or from any employee of any of the Company, Holdings or DFF during such Fiscal Year, (iv) dividends or other payments to Holdings and DFF sufficient to enable Holdings and DFF to perform accounting, legal, corporate reporting and administrative functions in the ordinary course of business, pay their obligations in respect of certain State of Illinois qualification fees and charges, or to pay required fees and expenses in connection with the Acquisition and the registration under applicable laws and regulations of their debt or equity securities; (v) dividends by the Company to Holdings and DFF of the Net Cash Proceeds of an Asset Sale to the extent that (w) neither the Company nor any of the Subsidiaries is required, or may be required, pursuant to the documents governing any outstanding Indebtedness of the Company or any of the Subsidiaries to utilize such Net Cash Proceeds to repay (or offer to repay) such Indebtedness (or has complied with all such requirements), (x) such Net Cash Proceeds have not been utilized to repay outstanding Indebtedness of the Company or any of the Subsidiaries and (y) Holdings or DFF is required pursuant to the documents governing any outstanding Indebtedness of Holdings or DFF to utilize such Net Cash Proceeds to repay (or offer to repay) any such Indebtedness; (vi) dividend payments to DFF for the sole purpose of allowing DFF to make regularly scheduled payments of interest in respect of the Parent Intercompany Note; provided that any such amount distributed is immediately delivered to the Company in payment of interest owing on the Parent Intercompany Note; and (vii) dividend payments to DFF on or after the sixth anniversary of the closing date of the Acquisition for the sole purpose of allowing DFF to make dividend payments to Holdings immediately upon receipt thereof from the Company for the sole purpose of allowing Holdings to make dividend payments on the Seller Preferred Stock; provided that the Fixed Charge Coverage Ratio, after giving effect to such dividend payments, is greater than 2.5 to 1.0.

         "Permitted Transferees" means, with respect to any person, (i) any Affiliate of such person, (ii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any such person, (iii) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or general or limited partners of which, include only such person or his or her spouse or lineal descendants, in each case to whom such person has transferred the beneficial ownership of any securities of the Company, (iv) any investment account whose investment managers and investment advisors consist solely of such person and/or Permitted Transferees of such person and (v) any investment fund or investment entity that is a subsidiary of such person or a Permitted Transferee of such person.

         "Person" or "person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "Plan of Liquidation" means, with respect to any person, a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such person otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such person to holders of Capital Stock of such person.

         "Preferred Stock" means, with respect to any person, Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over shares of Capital Stock of any other class of such person.

         "principal" of any Indebtedness (including the Securities) means the principal of such Indebtedness plus the premium, if any, on such Indebtedness.

         "Private Placement Legend" means the legend initially set forth on the Securities in the form set forth in Section 2.14.

         "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act of 1933, as amended, as interpreted by the Company's chief financial officer or Board of Directors in consultation with its independent certified public accountants.

         "Public Equity Offering" means an underwritten public offering of Common Stock of the Company or Holdings pursuant to a registration statement filed with the Commission in accordance with the Securities Act; provided, however, that in the case of a Public Equity Offering by Holdings, Holdings contributes to the capital of the Company the portion of the net cash proceeds of such Public Equity Offering necessary to pay the aggregate redemption price (plus accrued interest to the redemption date) of the Securities to be redeemed pursuant to Paragraph 5 of the Securities annexed hereto as Exhibit A and Exhibit B.

         "Qualified Capital Stock" means, with respect to any person, any Capital Stock of such person that is not Disqualified Capital Stock.

         "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

         "Record Date" means the Record Dates specified in the Securities; provided that if any such date is a Legal Holiday, the Record Date shall be the first day immediately preceding such specified day that is not a Legal Holiday.

         "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraph 5 of the Securities annexed hereto as Exhibit A and Exhibit B.

         "Redemption Price," when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture and Paragraph 5 of the Securities annexed hereto as Exhibit A and Exhibit B.

         "Reference Date" shall have the meaning provided in Section 5.03.

         "Reference Period" shall have the meaning provided in the definition of "Fixed Charge Coverage Ratio" contained in this Section 1.01.

         "Refinancing Indebtedness" means, with respect to any person, Indebtedness of such person issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used to substantially concurrently repay, redeem, refund, refinance, discharge or otherwise retire for value, in whole or in part (collectively, "repay"), or constituting an amendment, modification or supplement to, or a deferral or renewal of (collectively, an "amendment"), any Indebtedness of such person existing on the Issue Date or Indebtedness (other than Permitted Indebtedness, except Permitted Indebtedness incurred pursuant to clauses (a), (c), (d), (h) and (j) of the definition thereof) incurred in accordance with this Indenture (a) in a principal amount (or, if such Refinancing Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon the acceleration thereof, with an original issue price) not in excess of (without duplication) (i) the principal amount or the original issue price, as the case may be, of the Indebtedness so refinanced (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement) plus (ii) unpaid accrued interest on such Indebtedness plus (iii) premiums, penalties, fees and expenses actually incurred by such person in connection with the repayment or amendment thereof and (b) with respect to Refinancing Indebtedness that repays or constitutes an amendment to Subordinated Indebtedness, such Refinancing Indebtedness (x) shall not have any fixed mandatory redemption or sinking fund requirement in an amount greater than or at a time prior to the amounts and times specified in such repaid or amended Subordinated Indebtedness, except to the extent that any such requirement applies on a date after the Maturity Date and (y) shall contain subordination and default provisions no less favorable in any material respect to Holders than those contained in such repaid or amended Subordinated Indebtedness.

         "Registrar" shall have the meaning provided in Section 2.03.

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of May 4, 1995, by and among the Company, the Subsidiary Guarantors and the Initial Purchasers for the benefit of themselves and the Holders as the same may be amended or modified from time to time in accordance with the terms thereof.

         "Regulation S" means Regulation S under the Securities Act.

         "Related Business Investment" means (i) any Investment by a person in any other person a majority of whose revenues are derived from the operation of one or more retail grocery stores or supermarkets or any other line of business engaged in by the Company or any of its Subsidiaries as of the Issue Date; (ii) any Investment by such person in any cooperative or other supplier, including, without limitation, any joint venture which is intended to supply any product or service useful to the business of the Company and its Subsidiaries as it is conducted as of the Issue Date and as such business may thereafter evolve or change; and (iii) any capital expenditure or Investment, in each case reasonably related to the business of the Company and its Subsidiaries as it is conducted as of the Issue Date and as such business may thereafter evolve or change.

         "Representative" means the Administrative Agent under the Senior Credit Facilities and the indenture trustee or other trustee, agent or representative for any other Senior Indebtedness; provided that in no event shall United States Trust Company of New York, in its capacities as Trustee, Registrar, co-Registrar or Paying Agent, serve as Representative.

         "Restricted Debt Prepayment" means any purchase, redemption, defeasance (including, but not limited to, in-substance or legal defeasance) or other acquisition or retirement for value, directly or indirectly, by the Company or a Subsidiary, prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness.

         "Restricted Payment" means any (i) Stock Payment, (ii) Investment (other than a Permitted Investment) or (iii) Restricted Debt Prepayment.

         "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act.

         "Rule 144A" means Rule 144A under the Securities Act.

         "Securities" means the Initial Securities and the Exchange Securities.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Seller Preferred Stock" means the 15% Redeemable Exchangeable Cumulative Preferred Stock, Series A of Holdings, par value $.01 per share, with an initial liquidation preference of $40 million.

         "Senior Credit Facilities" means the Credit Agreement dated as of March 22, 1995, among Holdings, DFF Sub, the Company, the Lenders and Arrangers listed therein and Bankers Trust Company, as administrative agent together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

         "Senior Indebtedness" means the principal of, premium, if any, and interest on and all other Obligations with respect to any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include (x) the principal of, premium, if any, and interest on all Obligations of every nature of the Company from time to time owed to the lenders under the Senior Credit Facilities, including, without limitation, the

Letter of Credit Obligations and principal of and interest on and all fees, indemnities, and expenses payable under the Senior Credit Facilities and (y) interest accruing thereon subsequent to the occurrence of any Event of Default specified in clause (vi) or (vii) of Section 7.01 relating to the Company, whether or not the claim for such interest is allowed under any applicable Bankruptcy Law. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (a) Indebtedness evidenced by the Securities, (b) Indebtedness that is expressly subordinate or junior in right of payment to any Indebtedness of the Company, (c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company (other than Capitalized Lease Obligations), (d) Indebtedness which is represented by Disqualified Capital Stock, (e) obligations for goods, materials or services purchased in the ordinary course of business or obligations consisting of trade payables, (f) Indebtedness of or amounts owed by the Company for compensation to employees or for services rendered to the Company, (g) any liability for federal, state, local or other taxes owed or owing by the Company, (h) Indebtedness of the Company to a Subsidiary of the Company and (i) that portion of any Indebtedness which is incurred by the Company in violation of this Indenture.

         "Significant Senior Indebtedness" means Senior Indebtedness which, at the time of determination, is equal to or greater than $25 million in aggregate principal amount.

         "Significant Stockholder" means, with respect to any person, any other person who is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of more than 10% of any class of equity securities of such person that are entitled to vote on a regular basis for the election of directors of such person.

         "Significant Subsidiary" means each subsidiary of the Company that is either (a) a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X under the Securities Act and the Exchange Act (as such regulation is in effect on the date hereof) or (b) material to the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

         "Stock Payment" means, with respect to any person, (a) the declaration or payment by such person, either in cash or in property, of any dividend on (except, in the case of the Company, dividends payable solely in Qualified Capital Stock of the Company), or the making by such person or any of its subsidiaries of any other distribution in respect of, such person's Qualified Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than exchangeable or convertible Indebtedness of such person), or (b) the redemption, repurchase, retirement or other acquisition for value by such person or any of its subsidiaries, directly or indirectly, of such person's Qualified Capital Stock (and, in the case of a Subsidiary, Qualified Capital Stock of the Company) or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than exchangeable or convertible Indebtedness of such person), other than, in the case of the Company, through the issuance in exchange therefor solely of Qualified Capital Stock of the Company; provided, however, that in the case of a Subsidiary, the term "Stock Payment" shall not include any such payment with respect to its Capital Stock or warrants, rights or options to purchase or acquire shares of any class of its Capital Stock that are owned solely by the Company or a wholly owned Subsidiary.

         "Stock Purchase Agreement" means the Stock Purchase Agreement by and among Holdings, DFF, Dodi L.L.C., Dodi Family L.L.C., and Dodi Developments L.L.C., dated as of January 17, 1995, as amended, relating to the sale and purchase of all of the outstanding Dodi Common Stock and Dodi Preferred Stock.

         "Subordinated Indebtedness" means, with respect to the Company or any Subsidiary Guarantor, Indebtedness of such person which is subordinated in right of payment to the Securities or the Guarantee of such Subsidiary Guarantor, as the case may be.

         "subsidiary" of any person means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such person, by one or more subsidiaries of such person or by such person and one or more subsidiaries of such person or (ii) a partnership in which such person or a subsidiary of such person is, at the date of determination, a general partner of such partnership, but only if such person or its subsidiary is entitled to receive more than 50% of the assets of such partnership upon its dissolution, or (iii) any other person (other than a corporation or a partnership) in which such person, a subsidiary of such person or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

         "Subsidiary" means any subsidiary of the Company.

         "Subsidiary Guarantors" means (i) each of Dominick's Finer Foods, Inc. of Illinois, an Illinois corporation; Dodi Hazelcrest, Inc., a Delaware corporation; Jerry's Deep Discount Centers, Inc., an Illinois corporation; Kohl's of Bloomingdale, Inc., an Illinois corporation; and Save-It Discount Foods Corporation, an Illinois corporation, (ii) each of the Company's Subsidiaries which becomes a guarantor of the Securities in compliance with the provisions set forth under Section 5.17 and (iii) each of the Company's Subsidiaries executing a supplemental indenture in which such Subsidiary agrees to be bound by the terms of the Security and this Indenture.

         "Term Loans" means the term loan facilities under the Senior Credit Facilities.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 10.03.

         "Transaction Date" shall have the meaning provided in the definition of "Fixed Charge Coverage Ratio" contained in this Section 1.01.

         "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

         "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "U.S. Government Obligations" shall have the meaning provided in
Section 9.02.

         "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         "U.S. Physical Securities" has the meaning provided in Section 2.01.

         "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors or other governing body of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

         "wholly owned Subsidiary" means any corporation, association or other business entity of which 100% of the total voting power of shares of stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         "Yucaipa" means The Yucaipa Companies, a California general partnership, or any successor thereto which is an Affiliate of Ronald W. Burkle or his Permitted Transferees and which has been established for the sole purpose of changing the form of The Yucaipa Companies from that of a partnership to that of a limited liability company or any other form of entity which is not materially adverse to the rights of the Holders under this Indenture.

SECTION 1.02.  Incorporation by Reference of TIA.

         Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the Securities and Exchange Commission.

         "indenture securities" means the Securities.

         "indenture security holder" means a Holder or a Securityholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company, any Subsidiary Guarantor, or any other obligor on the Securities or the Guarantees.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.  Rules of Construction.

         Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and words in the plural include the singular;

                  (5) provisions apply to successive events and transactions;
         and

                  (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                   ARTICLE TWO

                                 THE SECURITIES


SECTION 2.01.  Form and Dating.

         The Initial Securities, the notation thereon relating to the Guarantee and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A. The Exchange Securities, the notation thereon relating to the Guarantee and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

         The terms and provisions contained in the Securities annexed hereto as Exhibits A and B and the Guarantee shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global securities in registered form, substantially in the form set forth in Exhibit A (the "Global Security"), deposited with the Trustee, as custodian for The Depository Trust Company or its successors (the "Depository"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

         Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the "Offshore Physical Securities"). Securities offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Securities offered and sold in reliance on Rule 144A may be issued, in the form of permanent certificated Securities in registered form, in substantially the form set forth in Exhibit A (the "U.S. Physical Securities"). The Offshore Physical Securities and the U.S. Physical Securities are sometimes collectively herein referred to as the "Physical Securities."

SECTION 2.02.  Execution and Authentication.

         The Trustee shall authenticate (i) the Initial Securities for original issue in the aggregate principal amount of up to $200,000,000, and (ii) the Exchange Securities from time to time for issue only in exchange for a like principal amount of Initial Securities, in each case upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated, whether the Securities are to be Initial Securities or Exchange Securities, and shall further specify the amount of such Securities to be issued as the Global Security, Offshore Physical Securities or U.S. Physical Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $200,000,000, except as provided in Section 2.07. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

         Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Company by manual or facsimile signature. Each Subsidiary Guarantor shall execute the Guarantee in the manner set forth in Section 11.09.

         If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

         A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

         The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof.

SECTION 2.03.  Registrar and Paying Agent.

         The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Securities may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company may act as its own Registrar or Paying Agent except that for the purposes of Articles Three and Nine and Sections 5.15 and 5.16, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

         The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.04.  Paying Agent to Hold Assets in Trust.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that, subject to Article Four and Article Twelve, each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee of any Default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund, subject to Article Four and Article Twelve. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.  Securityholder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.  Transfer and Exchange.

         When Securities are presented to the Registrar or a co- Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.02, 2.07, 2.10, 3.06, 5.15, 5.16 or 10.05). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and
(ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part.

         Any Holder of the Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book entry.

SECTION 2.07.  Replacement Securities.

         If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel.

         Every replacement Security is an additional obligation of the Company.

SECTION 2.08.  Outstanding Securities.

         Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company, the Subsidiary Guarantors or any of their respective Affiliates holds the Security.

         If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

         If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or a Subsidiary) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue unless, pursuant to the provisions of Article Four and Article Twelve, the Paying Agent is unable to make payments on the Securities to the Holders thereof.

SECTION 2.09.  Treasury Securities.

         In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, the Subsidiary Guarantors or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee actually knows are so owned shall be disregarded.

SECTION 2.10.  Temporary Securities.

         Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

SECTION 2.11.  Cancellation.

         The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or a Subsidiary), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company or any Subsidiary Guarantor shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.  Defaulted Interest.

         If the Company defaults in a payment of interest on the Securities, it shall, unless the Trustee fixes another record date pursuant to Section 7.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13.  CUSIP Number.

         The Company in issuing the Securities may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.

SECTION 2.14.  Restrictive Legends.

         Each Global Security and Physical Security that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof until May 4, 1998, unless otherwise agreed by the Company and the Holder thereof:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT
         (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN
         RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER, OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND

         AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE OR REGISTRAR), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH
         RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
         (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR
         (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

         Each Global Security shall also bear the following legend on the face thereof:

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF
         CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

SECTION 2.15.  Book-Entry Provisions
               for Global Security.

         (a) The Global Security initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in
Section 2.14.

         Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

         (b) Transfers of the Global Security shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Security may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Security if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Security and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Securities.

         (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

         (d) In connection with the transfer of the entire Global Security to beneficial owners pursuant to paragraph (b), the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

         (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in the Global Security pursuant to paragraph (b) or
(c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of
Section 2.16, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth in Section 2.14.

         (f) The Holder of the Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.16.Special Transfer Provisions.

         (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

                  (i) the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after May 4, 1998, or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

               (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Security, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Securities) a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities of like tenor and amount.

         (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

                  (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                  (ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security in an amount equal to the principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

         (c) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section 2.16 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

         (d) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

         The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.


                                  ARTICLE THREE

                                   REDEMPTION


SECTION 3.01.  Notices to Trustee.

         If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee, with a copy to the Credit Agent, of the Redemption Date and the principal amount of Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders at least 45 days (unless a shorter notice shall be satisfactory to the Trustee) but not more than 60 days before the Redemption Date. In order to effect a redemption pursuant to Paragraph 5 of the Securities with the proceeds of a Public Equity Offering, the Company shall send the redemption notice not later than 60 days after the consummation of such Public Equity Offering. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.02.  Selection of Securities to Be Redeemed.

         If fewer than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by lot, pro rata or by any other method that the Trustee considers fair and appropriate and in such manner as complies with any applicable legal requirements and, if such Securities are listed on any securities exchange, by a method that complies with the requirements of such exchange; provided, however, that if a partial redemption is made pursuant to Paragraph 5 of the Securities with the proceeds of a Public Equity Offering, the selection of the Securities or portions thereof for redemption shall be made by the Trustee only on a pro rata basis, unless such method is otherwise prohibited.

         The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or integral multiples thereof) of the principal amount of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.  Notice of Redemption.

         At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed at such Holder's registered address, with a copy to the Credit Agent. In order to effect a redemption pursuant to Paragraph 5 of the Securities with the proceeds of a Public Equity Offering, the Company shall send the redemption notice not later than 60 days after the consummation of such Public Equity Offering. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

                  (1) the Redemption Date;

                  (2) the Redemption Price;

                  (3) the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                  (5) that, unless (a) the Company defaults in making the redemption payment or (b) such redemption payment is prohibited pursuant to Article Four or Article Twelve hereof or otherwise, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

                  (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued; and

                  (7) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption.

SECTION 3.04.  Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.03, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price unless prohibited pursuant to Article Four or Article Twelve or otherwise pursuant to this Indenture. Securities that are redeemed by the Company or that are purchased by the Company pursuant to a Net Proceeds Offer as described in
Section 5.16 or pursuant to a Change of Control Offer as described in Section
5.15 or that are otherwise acquired by the Company will be surrendered to the Trustee for cancellation.

SECTION 3.05.  Deposit of Redemption Price.

         On or before the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price of all Securities to be redeemed on that date (other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose upon the written request of the Company, except with respect to monies owed as obligations to the Trustee pursuant to Article Eight and Article Twelve hereof.

         If the Company complies with the preceding paragraph and payment of the Securities called for redemption is not prohibited under Article Four or Article Twelve or otherwise, then, unless the Company defaults in the payment of such Redemption Price, interest on the Securities or portions thereof to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

SECTION 3.06.  Securities Redeemed in Part.

         Upon surrender of a Security that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.


                                  ARTICLE FOUR

                                  SUBORDINATION

SECTION 4.01.  Securities Subordinated to Senior Indebtedness.

         Anything herein to the contrary notwithstanding, the Company, for itself and its successors, and each Holder, by his acceptance of Securities, agrees that the payment of any Obligations under the Securities is subordinated, to the extent and in the manner provided in this Article Four, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness.

         This Article Four shall constitute a continuing offer to all persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

SECTION 4.02.  Suspension of Payment When Senior
               Indebtedness in Default.

         (a) Unless Section 4.03 shall be applicable, upon (1) the occurrence of a Payment Default and (2) receipt by the Trustee and the Company from the Representatives of written notice of such occurrence, then no direct or indirect payment (other than payments previously made pursuant to Article Nine hereof) or distribution of any assets of the Company of any kind or character shall be made by or on behalf of the Company on account of any Obligations under the Securities, whether pursuant to the terms of the Securities or upon acceleration or otherwise, or on account of the purchase or redemption or other acquisition of Securities unless and until such Payment Default shall have been cured or waived by or on behalf of the holders of the Designated Senior Indebtedness or Significant Senior Indebtedness, as the case may be, or shall have ceased to exist or such Senior Indebtedness as to which such Payment Default relates shall have been discharged or paid in full, after which the Company shall resume making any and all required payments in respect of the Securities, including any missed payments.

         (b) Unless Section 4.03 shall be applicable, upon (1) the occurrence of a Non-payment Default and (2) the earlier of (i) receipt by the Trustee and the Company from the holders of a majority of the outstanding principal amount of the Designated Senior Indebtedness or their Representative of written notice of such occurrence stating that such notice is a "Payment Blockage Notice" pursuant to Section 4.02(b) of this Indenture or (ii) if such Non-payment Default results from the acceleration of the Securities, the date of such acceleration, no payment (other than payments previously made pursuant to Article Nine hereof) or distribution of any assets of the Company of any kind or character shall be made by the Company on account of any Obligations under the Securities or on account of the purchase or redemption or other acquisition of Securities for a period ("Payment Blockage Period") commencing on the date of receipt by the Trustee of the written notice of a Non-payment Default from the Representative or the date of the acceleration referred to in clause (ii) above, as the case may be, unless and until the earlier to occur of the following events: (w) 179 days shall have elapsed since receipt of such notice or the date of the acceleration of the Securities, as the case may be (provided such Designated Senior Indebtedness shall theretofore not have been accelerated), (x) such Non-payment Default shall have been cured or waived or shall have ceased to exist, (y) such Designated Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents or (z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the Representative initiating such Payment Blockage Period or the holders of at least a majority of the outstanding principal amount of such issue of Designated Senior Indebtedness initiating such Payment Blockage Period, after which, in the case of clause (w), (x), (y) or
(z), the Company shall resume making any and all required payments in respect of the Securities, including any missed payments. Notwithstanding any other provision of this Indenture, only one Payment Blockage Period may be commenced within any consecutive 365-day period and no Non-payment Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. In no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt of the written notice by the Trustee of a Non-payment Default or the date of the acceleration of the Securities, as the case may be.

         (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Security shall have received any payment prohibited by the foregoing provisions of this Section 4.02, then and in such event such payment shall be segregated from other funds and held in trust by the Trustee or such Holder or Paying Agent for the benefit of, and shall immediately be paid over to the holders of Senior Indebtedness or to the Representatives or as a court of competent jurisdiction shall direct.

SECTION 4.03.  Securities Subordinated to Prior Payment of
               All Senior Indebtedness on Dissolution,
               Liquidation or Reorganization of Company.

         Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, upon any dissolution, winding-up, total or partial liquidation or reorganization of the Company (including, without limitation, in bankruptcy, insolvency or receivership proceedings or upon any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company and whether voluntary or involuntary):

                  (a) the holders of all Senior Indebtedness shall first be entitled to receive payments in full in cash or Cash Equivalents of all amounts payable under Senior Indebtedness (including, with respect to Designated Senior Indebtedness or

         Significant Senior Indebtedness, any interest accruing after the commencement of any such proceeding at the rate specified in the applicable Designated Senior Indebtedness or Significant Senior Indebtedness whether or not interest is an allowed claim enforceable against the Company in any such proceeding) before the Holders will be entitled to receive any payment with respect to the Securities, and until all Obligations with respect to the Senior Indebtedness are paid in full in cash or Cash Equivalents, any distribution to which the Holders would be entitled shall be made to the holders of Senior Indebtedness; provided, however, that no payment on any Guarantee shall constitute payment on behalf of the Company for purposes of this Section 4.03(a);

                  (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article Four, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution, directly to the holders of Senior Indebtedness or their Representatives, ratably according to the respective amounts of Senior Indebtedness remaining unpaid held or represented by each, until all Senior Indebtedness remaining unpaid shall have been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                  (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders or any Paying Agent on account of any Obligations under the Securities before all Senior Indebtedness is paid in full in cash or Cash Equivalents, such payment or distribution (subject to the provisions of Sections 4.06 and 4.07) shall be received, segregated from other funds, and held in trust by the Trustee or such Holder or Paying Agent for the benefit of, and shall immediately be paid over to, the holders of Senior Indebtedness or their Representatives, ratably according to the respective amounts of Senior Indebtedness held or represented by each, until all Senior Indebtedness remaining unpaid shall have been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

         The consolidation of the Company with, or the merger of the Company with or into, another person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another person upon the terms and conditions set forth in Article Six hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Article Four if the person formed by such consolidation or the surviving entity of such merger or the person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such Article Six.

         The Company shall give prompt notice to the Trustee prior to any dissolution, winding-up, total or partial liquidation or reorganization (including, without limitation, in bankruptcy, insolvency, or receivership proceedings or upon any assignment for the benefit of creditors or any other marshalling of the Company's assets and liabilities).

SECTION 4.04. Securityholders to Be Subrogated to Rights of Holders of Senior Indebtedness.

         Subject to the payment in full in cash or Cash Equivalents of all Senior Indebtedness, the Holders of Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full in cash, and for the purpose of such subrogation no payments or distributions to the holders of Senior Indebtedness by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Article Four, which otherwise would have been made to the Holders, shall, as between the Company and the Holders, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article Four are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

         If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Four shall have been applied, pursuant to the provisions of this Article Four, to the payment of all amounts payable under the Senior Indebtedness, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of the Senior Indebtedness in full in cash or Cash Equivalents.

SECTION 4.05.  Obligations of the Company Unconditional.

         Nothing contained in this Article Four or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Four, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets or securities of the Company referred to in this Article Four, the Trustee, subject to the provisions of Sections 8.01 and 8.02, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee or agent or other person making any payment or distribution to the Trustee or to the Holders or a certificate of the Representatives for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Four. Nothing in this Section 4.05 shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 8.07.

SECTION 4.06.  Trustee Entitled to Assume Payments Not
               Prohibited in Absence of Notice.

         The Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee or any Paying Agent shall have received written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any Representative therefor and, prior to the receipt of any such notice, the Trustee shall be entitled in all respects conclusively to assume that no such fact exists.

SECTION 4.07. Application by Trustee of Assets Deposited with It.

         U.S. Legal Tender or U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Section 9.02 shall be for the sole benefit of Securityholders and, to the extent allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article Four. Otherwise, any deposit of assets or securities by or on behalf of the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of principal of or interest on any Securities shall be subject to the provisions of this Article Four; provided that if prior to the second Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of or interest on any Security) the Trustee or such Paying Agent shall not have received with respect to such assets the notice provided for in Section 4.06, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary received by it on or after such date; provided, further, that no payment on any Guarantee shall constitute payment on behalf of the Company for purposes of this Section 4.07. The foregoing shall not apply to the Paying Agent if the Company or any Subsidiary or Affiliate of the Company is acting as Paying Agent. Nothing contained in this Section 4.07 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by this Article Four.

SECTION 4.08.  No Waiver of Subordination Provisions.

         (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         (b) Without limiting the generality of subsection (a) of this Section 4.08, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Four or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place, terms or time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other person.

SECTION 4.09.  Securityholders Authorize Trustee to
               Effectuate Subordination of Securities.

         Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effect the subordination provisions contained in this Article Four, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company) tending towards liquidation or reorganization of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of its or his Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Senior Indebtedness or their Representatives is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their Representative to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 4.10.  Right of Trustee to Hold Senior Indebtedness.

         The Trustee shall be entitled to all of the rights set forth in this Article Four in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 4.11.  No Suspension of Remedies.

         The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article Four shall not be construed as preventing the occurrence of a Default or an Event of Default under
Section 7.01.

         Nothing contained in this Article Four shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article Seven or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Four of the holders, from time to time, of Senior Indebtedness.

SECTION 4.12.              No Fiduciary Duty of Trustee to Holders of
                           Senior Indebtedness.

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct or gross negligence) if it shall pay over or deliver to the Holders of Securities or the Company or any other person, money or assets in compliance with the terms of this Indenture. Nothing in this
Section 4.12 shall affect the obligation of any person other than the Trustee to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their Representative.


                                  ARTICLE FIVE

                                    COVENANTS

SECTION 5.01.  Payment of Securities.

         The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or a Subsidiary) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment; provided, however, that U.S. Legal Tender held by the Trustee for the benefit of holders of Senior

Indebtedness or Guarantor Senior Indebtedness or the payment of which to the Holders is prohibited pursuant to the provisions of Article Four or Article Twelve or otherwise shall not be considered to be designated for the payment of any installment of principal or interest on the Securities within the meaning of this Section 5.01.

         The Company shall pay interest on overdue principal at the rate borne by the Securities and it shall pay interest on overdue installments of interest at the same rate, to the extent lawful.

SECTION 5.02.  Maintenance of Office or Agency.

         The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Company shall give prior notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

SECTION 5.03.  Limitation on Restricted Payments.

         The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment if, at the time of such proposed Restricted Payment, or after giving effect thereto, (a) a Default or an Event of Default shall have occurred and be continuing, (b) the Company could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 5.12 or (c) the aggregate amount expended for all Restricted Payments, including such proposed Restricted Payment (the amount of any Restricted Payment, if other than cash, to be the fair market value thereof at the date of payment, as determined in good faith by the Board of Directors of the Company), subsequent to the Issue Date, shall exceed the sum of
(i) 50% of the aggregate Consolidated Net Income (or if such Consolidated Net Income is a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date of the proposed Restricted Payment (the "Reference Date"), plus (ii) 100% of the aggregate Net Proceeds received by the Company from any person (other than a Subsidiary of the Company) from the issuance and sale (including upon exchange or conversion for other securities of the Company) subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock (excluding (A) Qualified Capital Stock paid as a dividend on any Capital Stock or as interest on any Indebtedness and (B) any Net

Proceeds from issuances and sales financed directly or indirectly using funds borrowed from the Company or any Subsidiary, until and to the extent such borrowing is repaid), plus (iii) 100% of the aggregate net cash proceeds received by the Company as capital contributions to the Company after the Issue Date, plus (iv) $10 million.

         Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing as a consequence thereof, the provisions set forth in the immediately preceding paragraph will not prevent (1) the payment of any dividend within 60 days after the date of its declaration if the dividend would have been permitted on the date of declaration, (2) the acquisition of any shares of Capital Stock of the Company or the repurchase, redemption or other repayment of any Subordinated Indebtedness in exchange for or solely out of the proceeds of the substantially concurrent sale (other than to a Subsidiary) of shares of Qualified Capital Stock of the Company, (3) the repurchase, redemption or other repayment of any Subordinated Indebtedness in exchange for or solely out of the proceeds of the substantially concurrent sale (other than to a Subsidiary) of Subordinated Indebtedness of the Company with a Weighted Average Life to Maturity equal to or greater than the then remaining Weighted Average Life to Maturity of the Subordinated Indebtedness repurchased, redeemed or repaid, and (4) Permitted Payments; provided, however, that the declaration of each dividend paid in accordance with clause (1) above, each acquisition, repurchase, redemption or other repayment made in accordance with, or of the type set forth in, clause (2) above, and each payment described in clause (iii),
(v) or (vii) of the definition of the term "Permitted Payments" shall each be counted for purposes of computing amounts expended pursuant to subclause (c) in the immediately preceding paragraph, and no amounts expended pursuant to clause
(3) above or pursuant to clause (i), (ii), (iv) or (vi) of the definition of the term "Permitted Payments" shall be so counted.

         Prior to making any Restricted Payment under the first paragraph of this Section 5.03, the Company shall deliver to the Trustee an Officers' Certificate setting forth the computation by which the amount available for Restricted Payments pursuant to such paragraph was determined. The Trustee shall have no duty or responsibility to determine the accuracy or correctness of this computation and shall be fully protected in relying on such Officers' Certificate.

SECTION 5.04.  Corporate Existence.

         Except as otherwise permitted by Article Six, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the rights (charter and statutory) and franchises of the Company and each such Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any right or franchise, and with respect to any of its Subsidiaries, any such existence, right or franchise, if the Board of Directors of the Company or such Subsidiary, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or any such Subsidiary.

SECTION 5.05.  Payment of Taxes and Other Claims.

         The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim if either (a) the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and an adequate reserve has been established therefor to the extent required by GAAP or (b) the failure to make such payment or effect such discharge (together with all other such failures) would not have a material adverse effect on the financial condition or results or operations of the Company and its Subsidiaries taken as a whole.

SECTION 5.06.  Maintenance of Properties and Insurance.

         (a) The Company shall cause all properties used or useful to the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times unless the failure to so maintain such properties (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole; provided, however, that nothing in this Section 5.06 shall prevent the Company or any Subsidiary from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is either (i) in the ordinary course of business,
(ii) in the good faith judgment of the Board of Directors of the Company or the Subsidiary concerned, or of the senior officers of the Company or such Subsidiary, as the case may be, desirable in the conduct of the business of the Company or such Subsidiary, as the case may be, or (iii) is otherwise permitted by this Indenture.

         (b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be either (i) consistent with past practices of the Company or the applicable Subsidiary or (ii) customary, in the reasonable, good faith opinion of the Company, for corporations similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

SECTION 5.07. Compliance Certificate; Notice of Default.

         (a) The Company shall deliver to the Trustee within 120 days after the end of the Company's fiscal year an Officers' Certificate stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no event of default in respect of any payment obligation under the Senior Credit Facilities, Default or Event of Default occurred during such year or, if such signers do know of such an event of default, Default or Event of Default, the certificate shall describe the event of default, Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the Company shall deliver to the Trustee within 120 days after the end of each fiscal year a written statement by the Company's independent certified public accountants stating (A) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default has come to their attention and if such a Default has come to their attention, specifying the nature and period of existence thereof.

         (c) The Company shall deliver to the Trustee, forthwith upon becoming aware, and in any event within 5 days after the occurrence, of (i) any Default or Event of Default in the performance of any covenant, agreement or condition contained in this Indenture; (ii) any event of default in respect of any payment obligation under the Senior Credit Facilities or any event of default under any other bond, debenture, note, or other evidence of Indebtedness of the Company or any of its Subsidiaries, or under any mortgage, indenture or other instrument if such event of default related to Indebtedness at any time in an aggregate principal amount exceeding $20 million, an Officers' Certificate specifying with particularity such event.

SECTION 5.08.  Compliance with Laws.

         The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such as are being contested in good faith and by appropriate proceedings and except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

SECTION 5.09.  SEC Reports.

         The Company shall deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual report and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission, to the extent permitted by law or regulation, and provide the Trustee and Holders of Securities with such quarterly and annual reports and such information, documents and other reports specified in Section 13 and 15(d) of the Exchange Act. The Company shall also comply with the other provisions of TIA Section 314(a).

SECTION 5.10.  Waiver of Stay, Extension or Usury Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.11.  Limitation on Transactions with Affiliates.

         (a) The Company shall not, and shall not cause or permit any of its Subsidiaries to, (i) sell, lease, transfer or otherwise dispose of any of its properties or assets, or issue securities (other than equity securities which do not constitute Disqualified Capital Stock), (ii) purchase any property, assets or securities from, (iii) make any Investment in, or (iv) enter into or suffer to exist any contract or agreement with or for the benefit of, an Affiliate or Significant Stockholder (or any Affiliate of such Significant Stockholder) of the Company or any Subsidiary (an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under Section 5.11(b) and (y) Affiliate Transactions in the ordinary course of business that are fair to the Company or such Subsidiary, as the case may be, and on terms at least as favorable as might reasonably have been obtainable at such time from an unaffiliated party; provided that (A) with respect to Affiliate Transactions involving aggregate payments in excess of $1 million and less than $5 million, the Company or such Subsidiary, as the case may be, shall have delivered an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with clause (y) above (other than the requirement set forth in such clause (y) that such Affiliate Transaction be in the ordinary course of business), (B) with respect to Affiliate Transactions involving aggregate payments in excess of $5 million and less than $10 million, the Company or such Subsidiary, as the case may be, shall have delivered an Officers' Certificate to the Trustee certifying that such Affiliate Transaction complies with clause (y) above and (other than the requirement set forth in such clause (y) that such Affiliate Transaction be in the ordinary course of business), that such Affiliate Transaction has received the approval of a majority of the disinterested members of the Board of Directors of the Company or the Subsidiary, as the case may be, or in the absence of any such approval by the disinterested members of the Board of Directors of the Company or the Subsidiary, as the case may be, that an Independent Financial Advisor has reasonably and in good faith determined that the financial terms of such Affiliate Transaction are fair to the Company or such Subsidiary, as the case may be, or that the terms of such Affiliate Transaction are at least as favorable as might reasonably have been obtained at such time from an unaffiliated party and that such Independent Financial Advisor has provided written confirmation of such determination to the Board of Directors of the Company or such Subsidiary, as the case may be, and (C) with respect to Affiliate Transactions involving aggregate payments in excess of $10 million, the Company or such Subsidiary, as the case may be, shall have delivered to the Trustee a written opinion from an Independent Financial Advisor to the effect that the financial terms of such Affiliate Transaction are fair to the Company or such Subsidiary, as the case may be, or that the terms of such Affiliate Transaction are at least as favorable as those that might reasonably have been obtained at the time from an unaffiliated party.

         (b) The provisions of Section 5.11(a) shall not apply to (i) any Permitted Payment, (ii) any Restricted Payment that is made in compliance with the provisions of Section 5.03, (iii) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary, as determined by the Board of Directors of the Company or any Subsidiary or the senior management thereof in good faith, (iv) transactions exclusively between or among the Company and any of its wholly owned Subsidiaries or exclusively between or among such wholly owned Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture, (v) any agreement as in effect as of the Issue Date or any agreements similar thereto or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) so long as any such amendment is not disadvantageous to the Securityholders in any material respect, (vi) the existence of, or the performance by the Company or any of its Subsidiaries of its obligations under the terms of, any stockholder agreement (including any registration rights agreement or purchase agreement related thereto) to which it (or Holdings) is a party as of the Issue Date and any similar agreements which it (or Holdings) may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any Subsidiaries of obligations under any future amendment to, any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (vi) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Securityholders in any material respect, (vii) transactions permitted by, and complying with, the provisions of Section 6.01 and (viii) transactions with suppliers or other purchases or sales of goods or services, in each case, in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture which are fair to the Company, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

SECTION 5.12.  Limitation on Incurrences of
               Additional Indebtedness.

         The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, incur, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for the payment of (collectively "incur"), any Indebtedness other than Permitted Indebtedness; provided, however, that if no Default with respect to payment of principal of, or interest on, the Securities or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any Subsidiary Guarantor may incur Indebtedness if immediately before and immediately after giving effect to the incurrence of such Indebtedness the Fixed Charge Coverage Ratio of the Company would be greater than 2.0 to 1.0; provided further a Subsidiary may incur Acquired Indebtedness to the extent such

Indebtedness could have been incurred by the Company pursuant to the immediately preceding proviso.

SECTION 5.13.  Limitation on Dividends and Other Payment
               Restrictions Affecting Subsidiaries.

         The Company shall not, and shall not cause or permit any Subsidiary to, directly or indirectly, create or suffer to exist, or allow to become effective any consensual Payment Restriction with respect to any of its Subsidiaries, except for (a) any such restrictions contained in (i) the Senior Credit Facilities in effect on the Issue Date, as any such payment restriction may apply to any present or future Subsidiary, (ii) this Indenture and any agreement in effect at or entered into on the Issue Date, (iii) Indebtedness of a person existing at the time such person becomes a Subsidiary (provided that (x) such Indebtedness is not incurred in connection with, or in contemplation of, such person becoming a Subsidiary, (y) such restriction is not applicable to any person, or the properties or assets or any person, other than the person so acquired and (z) such Indebtedness is otherwise permitted to be incurred pursuant to Section 5.12), (iv) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 5.12 and 5.14 that limit the right of the debtor to dispose of the assets securing such Indebtedness; (b) customary non-assignment provisions restricting subletting or assignment of any lease or other agreement entered into by a Subsidiary; (c) customary net worth provisions contained in leases and other agreements entered into by a Subsidiary in the ordinary course of business; (d) customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary; (e) customary provisions in joint venture agreements and other similar agreements; (f) restrictions contained in Indebtedness incurred to refinance, refund, extend or renew Indebtedness referred to in clause (a) above; provided that the restrictions contained therein are not materially more restrictive taken as a whole than those provided for in such Indebtedness being refinanced, refunded, extended or renewed and (g) Payment Restrictions contained in any other Indebtedness permitted to be incurred subsequent to the Issue Date pursuant to the provisions of Section 5.12; provided that any such Payment Restrictions are ordinary and customary with respect to the type of Indebtedness being incurred (under the relevant circumstances) and, in any event, no more restrictive than the most restrictive Payment Restrictions in effect on the Issue Date.

SECTION 5.14.  Limitation on Liens.

         The Company shall not, and shall not cause or permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Liens upon any of their respective assets unless the Securities are equally and ratably secured by the Liens covering such assets, except for (i) Liens on assets of the Company securing Senior Indebtedness and Liens on assets of a Subsidiary Guarantor which, at the time of incurrence, secure Guarantor Senior Indebtedness; (ii) existing and future Liens securing Indebtedness and other obligations of the Company and its Subsidiaries under the Senior Credit Facilities or any refinancing or replacement thereof in whole or in part permitted under this Indenture, (iii) Permitted Liens, (iv) Liens securing Acquired Indebtedness, provided that such Liens (x) are not incurred in connection with, or in contemplation of, the acquisition of the property or assets so acquired and (y) do not extend to or cover any property or assets of the Company or any Subsidiary other than the property or assets so acquired, (v) Liens to secure Capitalized Lease Obligations and certain other Indebtedness that is otherwise permitted under this Indenture, provided that (A) any such Lien is created solely for the purpose of securing such other Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, the purchase (whether through stock or asset purchase, merger or otherwise) or construction or improvement of the property subject thereto (whether real or personal, including fixtures and other equipment)), (B) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such costs and (C) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item, (vi) Liens existing on the Issue Date, (vii) Liens in favor of the Trustee under this Indenture and any substantially equivalent Lien granted to any trustee or similar institution under any indenture for Indebtedness permitted by the terms of this Indenture, and (viii) any replacement, extension or renewal, in whole or in part, of any Lien described in the foregoing clauses including in connection with any refinancing of the Indebtedness, in whole or in part, secured by any such Lien, provided that to the extent any such clause limits the amount secured or the assets subject to such Liens, no extension or renewal shall increase the amount or the assets subject to such Liens, except to the extent that the Liens associated with such additional assets are otherwise permitted hereunder.

SECTION 5.15.  Limitation on Change of Control.

         (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase such Holder's Securities pursuant to the offer described in paragraph (b), below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of repurchase. Prior to the mailing of the notice of a Change of Control Offer provided for in paragraph (b) below, within 30 days following any Change of Control the Company shall either (a) repay in full and terminate all commitments under Indebtedness under the Senior Credit Facilities to the extent the terms thereof require repayment upon a Change of Control (or offer to repay in full and terminate all commitments under all such Indebtedness under the Senior Credit Facilities and repay the Indebtedness owed to each lender which has accepted such offer), or (b) obtain the requisite consent under the Senior Credit Facilities, the terms of which require repayment upon a Change of Control, to permit the repurchase of the Securities as provided for in this
Section 5.15. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Securities pursuant to this Section 5.15.

         (b) Within 30 days following the date upon which the Change of Control occurred (the "Change of Control Date"), the Company shall send, by first class mail, a notice to each Holder of Securities, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer. The Company shall give notice of an event giving rise to a Change of Control on the same date and in the same manner to all Holders of Securities. Such notice shall state:

                  (1) that the Change of Control Offer is being made pursuant to this Section 5.15 and that all Securities tendered will be accepted for payment;

                  (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

                  (3) that any Security not tendered will continue to accrue interest if interest is then accruing;

                  (4) that, unless (i) the Company defaults in making payment therefor or (ii) such payment is prohibited pursuant to Article Four, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                  (5) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date;

                  (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than two Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

                  (7) that Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portions of the Securities surrendered; provided that each Security purchased and each Security issued shall be in an original principal amount of $1,000 or integral multiples thereof;

                  (8) that each Change of Contol Offer is required to remain open for at least 20 business days or such longer period as may be required by law; and

                  (9) the circumstances and relevant facts regarding such Change of Control.

         On or before the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price (and the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered) unless such payment is prohibited pursuant to Article Four or otherwise. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 5.15, the Trustee shall act as the Paying Agent.

         The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 5.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 5.15 by virtue thereof.

SECTION 5.16.  Limitation on Asset Sales.

         The Company shall not, and shall not cause or permit any of its Subsidiaries to, make any Asset Sale, unless (a) the Company or the applicable Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold and (b) upon consummation of an Asset Sale, the Company will within 365 days of the receipt of the proceeds therefrom, either: (i) apply or cause its Subsidiary to apply the Net Cash Proceeds of any Asset Sale to (1) a Related Business Investment, (2) an investment in properties and assets that replace the properties and assets that are the subject of such Asset Sale or (3) an investment in properties and assets that will be used in the business of the Company and its Subsidiaries existing on the Issue Date or in a business reasonably related thereto; (ii) in the case of a sale of a store or stores, deem such Net Cash Proceeds to have been applied to the extent of any capital expenditures made to acquire or construct a replacement store in the general vicinity of the store sold within 365 days preceding the date of the Asset Sale; (iii) apply or cause to be applied such Net Cash Proceeds to the permanent repayment of Pari Passu Indebtedness or Senior Indebtedness; provided, however, that the repayment of any revolving loan (under the Senior Credit Facilities or otherwise) shall result in a permanent reduction in the commitment thereunder; (iv) use such Net Cash Proceeds to secure Letter of Credit Obligations to the extent related letters of credit have not been drawn upon or returned undrawn; or (v) after such time as the accumulated Net Cash Proceeds equals or exceeds $10 million, apply or cause to be applied such Net Cash Proceeds to the purchase of Securities tendered to the Company for purchase at a price equal to 100% of the principal amount thereof plus accrued interest thereon to the date of purchase pursuant to an offer to purchase made by the Company as set forth below (a "Net Proceeds Offer"); provided, however, that the Company shall have the right to exclude from the foregoing provisions Asset Sales subsequent to the Issue Date, the proceeds of which are derived from (x) the sale and substantially concurrent lease-back of a supermarket and/or related assets or equipment which is acquired or constructed by the Company or a Subsidiary subsequent to the Issue Date; provided, however, that any such sale and substantially concurrent lease-back occurs within 270 days following such acquisition or the completion of such construction, as the case may be or (y) from the sale or sale and substantially concurrent lease-back of certain specified property as provided on Schedule I attached hereto. Pending the utilization of any Net Cash Proceeds in the manner (and within the time period) described above, the Company may use any such Net Cash Proceeds to repay revolving loans under the Senior Credit Facilities without a permanent reduction of the commitment thereunder.

         Notice of a Net Proceeds Offer pursuant to this Section 5.16 will be mailed to record Holders of Securities as shown on the register of Holders not less than 325 days nor more than 365 days after the relevant Asset Sale, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer and shall state the following terms:

                  (1) that the Net Proceeds Offer is being made pursuant to
         Section 5.16 and that all Securities tendered will be accepted for payment, provided, however, that if the aggregate principal amount of Securities tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or multiples thereof shall be purchased);

                  (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed, other than as may be required by law) (the "Proceeds Purchase Date");

                  (3) that any Security not tendered will continue to accrue interest if interest is then accruing;

                  (4) that, unless (i) the Company defaults in making payment therefor or (ii) such payment is prohibited pursuant to Article Four or otherwise, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Proceeds Purchase Date;

                  (5) that Holders electing to have a Security purchased pursuant to a Net Proceeds Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Proceeds Purchase Date;

                  (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than two Business Days prior to the Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

                  (7) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

                  (8) that each Net Proceeds Offer is required to remain open for at least 20 Business Days or such longer period as may be required by law.

         On or before the Proceeds Purchase Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (b)(1) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price (and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered) unless such payment is prohibited pursuant to Article Four hereof or otherwise. The Company will publicly announce the results of the Net Proceeds Offer on or as soon as practicable after the

Proceeds Purchase Date. For purposes of this Section 5.16, the Trustee shall act as the Paying Agent.

         Any amounts remaining after the purchase of Securities pursuant to a Net Proceeds Offer shall be returned by the Trustee to the Company.

         The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Securities pursuant to a Net Proceeds Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this
Section 5.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 5.16 by virtue thereof.

SECTION 5.17.  Guarantees of Certain Indebtedness.

         The Company shall not cause or permit any of its Subsidiaries to (a) incur, guarantee or secure through the granting of Liens the payment of any Indebtedness under the Term Loans or refinancings thereof or (b) pledge any intercompany notes representing obligations of any of its Subsidiaries, to secure the payment of any Indebtedness under the Term Loans or refinancings thereof, in each case unless such Subsidiary, the Company and the Trustee execute and deliver a supplemental indenture evidencing such Subsidiary's Guarantee.

SECTION 5.18.  Limitation on Preferred Stock of Subsidiaries.

         The Company shall not permit any of its Subsidiaries to issue Preferred Stock (other than to the Company or to a wholly owned Subsidiary) or permit any person (other than the Company or a wholly owned Subsidiary) to own any Preferred Stock of any Subsidiary.

SECTION 5.19.  Limitation on Other Senior Subordinated
               Indebtedness.

         Neither the Company nor any Subsidiary Guarantor shall, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is either (a) pari passu in right of payment with the Securities or the Guarantee of such Subsidiary Guarantor, as the case may be, or (b) subordinate in right of payment to the Securities or the Guarantee of such

Subsidiary Guarantor, as the case may be, in the same manner and at least to the same extent as the Securities are subordinate to Senior Indebtedness or as such Guarantee is subordinated to Senior Guarantor Indebtedness of such Subsidiary Guarantor, as the case may be.


                                   ARTICLE SIX

                              SUCCESSOR CORPORATION


SECTION 6.01.  Limitations on Mergers and Certain Other
               Transactions.

         (a) The Company shall not in a single transaction or through a series of related transactions, (i) consolidate with or merge with or into any other person, or transfer (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets as an entirety or substantially as an entirety to another person or group of affiliated persons or (ii) adopt a Plan of Liquidation, unless, in either case:

                  (1) either the Company shall be the continuing person, or the person (if other than the Company) formed by such consolidation or into which the Company is merged or to which all or substantially all of the properties and assets of the Company as an entirety or substantially as an entirety are transferred (or, in the case of a Plan of Liquidation, any person to which assets are transferred) (the Company or such other person being hereinafter referred to as the "Surviving Person") shall be a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume, by an indenture supplement, all the obligations of the Company under the Securities and this Indenture;

                  (2) immediately after and giving effect to such transaction and the assumption contemplated by clause (1) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, (A) the Surviving Person shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) the Surviving Person could incur at least $1 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 5.12;

                  (3) immediately before and immediately after and giving effect to such transaction and the assumption of the obligations as set forth in clause (1) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing; and

                  (4) each Subsidiary Guarantor, unless it is the other party to the transaction, shall have by supplemental indenture confirmed that its Guarantee of the obligations of the Company under the Securities and this Indenture shall apply, without alteration or amendment as such Guarantee applies on the date it was granted under this Indenture to the obligations of the Company under this Indenture and the Securities to the obligations of the Company or such Person as the case may be, under this Indenture and the Securities, after consummation of such transaction.

                  (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more direct or indirect Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 6.02.  Successor Corporation Substituted.

                  Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company or any adoption of a Plan of Liquidation by the Company in accordance with Section 6.01, the successor person formed by such consolidation or into which the Company is merged or to which such transfer is made (or, in the case of a Plan of Liquidation, to which assets are transferred) shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person had been named as the Company herein; provided, however, that solely for purposes of computing amounts described in subclause
(c) of the first paragraph of Section 5.03, any such successor person shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

                                  ARTICLE SEVEN

                              DEFAULT AND REMEDIES


SECTION 7.01.  Events of Default.

                  An "Event of Default" occurs if:

                    (i) the Company defaults in the payment of interest on any Securities when the same becomes due and payable and the Default continues for a period of 30 days, whether or not such payment shall be prohibited by the provisions of Article Four hereof;

                   (ii) the Company defaults in the payment of the principal of, or premium, if any, on the Securities when due whether at maturity, upon acceleration, redemption, required repurchase or otherwise, whether or not such payment shall be prohibited by the provisions of Article Four hereof;

                  (iii) the Company fails to comply with any of its agreements contained in the Securities or this Indenture (other than a default specified in clause (i) or (ii) above), if such failure continues for the period and after the notice specified below;

                   (iv) there shall be a default under any Indebtedness of the Company or any of its Subsidiaries, whether such Indebtedness now exists or shall hereafter be created, if both (A) such default either
         (1) results from the failure to pay any such Indebtedness at its stated final maturity or (2) relates to an obligation other than the obligation to pay such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity or the maturity of which has been so accelerated, aggregates $20 million or more at any one time outstanding;

                    (v) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $20 million, either individually or in the aggregate, shall be entered against the Company or any Significant Subsidiary or any of their respective properties and shall not be discharged for a period of 60 days after such judgment becomes final and nonappealable and during which a stay of enforcement of such judgment, order or decree shall not be in effect;

                   (vi) either the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (a) commences a voluntary case or proceeding; (b) consents to the entry of a Bankruptcy Order for relief against it in an involuntary case or proceeding or the commencement of any case or proceeding against it;
         (c) consents to the appointment of a custodian of it or for substantially all of its property; or (d) makes a general assignment for the benefit of its creditors;

                  (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company or any Significant Subsidiary, in an involuntary case or proceeding; (b) appoints a custodian of the Company or any Significant Subsidiary, or for all or any substantial part of their respective properties; or (c) orders the liquidation of the Company or any Significant Subsidiary and in each case the order or decree remains unstayed and in effect for 60 days;

                 (viii) the lenders under the Senior Credit Facilities shall commence judicial proceedings to foreclose upon any material portion of the assets of the Company and its Subsidiaries or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure; or

                   (ix) any of the Guarantees shall be declared or adjudged invalid in a final judgment or order issued by any court or governmental authority.

                  In the event of a declaration of acceleration because of an Event of Default set forth in clause (iv) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if either (i) the holders of the Indebtedness which is the subject of such Event of Default have waived such failure to pay at maturity or have rescinded the acceleration in respect of such Indebtedness within 90 days of such maturity or declaration of acceleration, as the case may be, and no other Event of Default has occurred during such 90-day period which has not been cured or waived, or
(ii) such Indebtedness shall have been discharged or the maturity thereof shall have been extended such that it is not then due and payable, or the underlying default has been cured, within 90 days of such maturity or declaration of acceleration, as the case may be.

                  A Default under clause (iii) above (other than in the case of any Default under Section 5.03, 5.15, 5.16 or 6.01, which Defaults shall be Events of Default with the notice specified in this paragraph but without the passage of time specified in this paragraph) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company and the Trustee of the Default, and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in principal amount of the Securities then outstanding. When a Default is cured, it ceases.

SECTION 7.02.  Acceleration.

                  (a) If an Event of Default (other than an Event of Default specified in Section 7.01(vi) or (vii) with respect to the Company or a Subsidiary Guarantor) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the then outstanding Securities shall, declare due and payable all unpaid principal and interest accrued and unpaid on the then outstanding Securities by written notice to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Senior Credit Facilities, shall become immediately due and payable upon the first to occur of an acceleration under the Senior Credit Facilities, or five business days after receipt by the Company and the Credit Agent of such Acceleration Notice. If an Event of Default specified in Section 7.01(vi) or
(vii) occurs with respect to the Company or a Subsidiary Guarantor that is a Significant Subsidiary, all unpaid principal of and accrued interest on all then outstanding Securities shall be immediately due and payable without any declaration or other act on the part of the Trustee or any of the Holders. Upon payment of such principal amount, interest, and premium, if any, all of the Company's obligations under the Securities and this Indenture, other than obligations under Section 8.07, shall terminate. At any time after a declaration of acceleration with respect to the Securities as described above, the Holders of a majority in principal amount of the Securities then outstanding, by notice to the Trustee, may rescind and cancel such declaration and its consequences if (i) all existing Events of Default, other than the non-payment of the principal of or interest on the Securities which has become due solely by such acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (iv) the Company has paid or deposited with the Trustee a sum sufficient to pay all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and (v) in the event of the cure or waiver of an Event of Default of the type described in clauses (vi), (vii), (viii), or (ix) of Section 7.01 above, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

                  (b) In the event of a declaration of acceleration under this Indenture because an Event of Default set forth in Section 7.01(iv) has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if either (i) the holders of the Indebtedness which is the subject of such Event of Default have waived such failure to pay at maturity or have rescinded the acceleration in respect of such Indebtedness within 90 days of such maturity or declaration of acceleration, as the case may be, and no other Event of Default has occurred during such 90-day period which has not been cured or waived, or (ii) such Indebtedness shall have been discharged or the maturity thereof shall have been extended such that it is not then due and payable, or the underlying default has been cured, within 90 days of such maturity or declaration of acceleration, as the case may be.

SECTION 7.03.  Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 7.04.  Waiver of Past Defaults.

                  Subject to Sections 7.07 and 10.02, the Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (i) and (ii) of Section 7.01. When a Default or Event of Default is waived, it is cured and ceases.

SECTION 7.05.  Control by Majority.

                  Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 7.03. Subject to Section 8.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 7.06.  Limitation on Suits.

                  A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (2) the Holder or Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (5) during such 60-day period the Holder or Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 7.07.  Rights of Holders to Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 7.08.  Collection Suit by Trustee.

                  If an Event of Default in payment of principal or interest specified in clause (i) or (ii) of Section 7.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 7.09.  Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relating to the Company or any other obligor upon the Securities, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 8.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Security-holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 7.10.  Priorities.

                  If the Trustee collects any money pursuant to this Article Seven, it shall pay out the money in the following order:

                  First:   to the Trustee for amounts due under Section 8.07;

                  Second: subject to Article Four and Article Twelve, to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

                  Third:   subject to Article Four and Article Twelve, to
         Holders for principal amounts due and unpaid on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal; and

                  Fourth: subject to Article Four and Article Twelve, to the Company or the Subsidiary Guarantors, as their respective interests may appear.

                  The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this
Section 7.10.

SECTION 7.11.  Rights and Remedies Cumulative.

                  No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 7.12.  Delay or Omission Not Waiver.

                  No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Seven or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 7.13.  Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.13 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.

                                  ARTICLE EIGHT

                                     TRUSTEE

                  The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

SECTION 8.01.  Duties of Trustee.

                  (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of a Default or an Event of Default:

                  (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section 8.01.

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 8.01.

                  (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree with the

Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

SECTION 8.02.  Rights of Trustee.

                  Subject to Section 8.01:

                  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 13.04 and 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

                  (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

SECTION 8.03.  Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 8.10 and 8.11.

SECTION 8.04.  Trustee's Disclaimer.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than the Trustee's certificate of authentication.

SECTION 8.05.  Notice of Default.

                  If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder of Securities notice of the Default or Event of Default within 90 days after such Default or Event of Default occurs; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of or interest on any Security, including the failure to make payment on a Change of Control Payment Date pursuant to a Change of Control Offer or payment when due pursuant to a Net Proceeds Offer the Trustee may withhold such notice if it in good faith determines that withholding such notice is in the interest of the Holders.

SECTION 8.06.  Reports by Trustee to Holders.

                  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Securityholder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

                  A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the Commission and each stock exchange, if any, on which the Securities are listed.

                  The Company shall notify the Trustee if the Securities become listed on any stock exchange.

SECTION 8.07.  Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by it except for such actions to the extent caused by any negligence or bad faith on its part, arising out of or in connection with the administration of this trust and its rights or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

                  To secure the Company's payment obligations in this Section 8.07, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of or interest on particular Securities.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(vi) or (vii) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 8.08.  Replacement of Trustee.

                  The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee and appoint a successor trustee with the Company's consent, by so notifying the Company and the Trustee. The Company may remove the Trustee if:

                  (1)   the Trustee fails to comply with Section 8.10;

                  (2)   the Trustee is adjudged a bankrupt or an insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4)   the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 8.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 8.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding replacement of the Trustee pursuant to this
Section 8.08, the Company's obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.

SECTION 8.09.  Successor Trustee by Merger, Etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION 8.10.  Eligibility; Disqualification.

                  This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

SECTION 8.11.  Preferential Collection of Claims Against
               Company.

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE NINE

                     SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 9.01.  Termination of the Company's
               Obligations.

                  The Company may terminate its obligations under the Securities and this Indenture, and the obligations of any Subsidiary Guarantor shall terminate, except those obligations referred to in the penultimate paragraph of this Section 9.01, if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment money has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 9.04) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

                  (1) either (i) pursuant to Article Three, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities or (ii) all Securities have otherwise become due and payable hereunder;

                  (2) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Securities to maturity or redemption; provided that the Trustee shall have been irrevocably instructed to apply such money to the payment of said principal, premium, if any, and interest with respect to the Securities; and provided, further, that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Indebtedness pursuant to the provisions of Article Four and Article Twelve;

                  (3) no Default or Event of Default with respect to this Indenture or the Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

                  (4) the Company shall have paid all other sums payable by it hereunder; and

                  (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's and any Subsidiary Guarantor's obligation under the Securities and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Senior Credit Facilities (if then in effect) or any other agreement or instrument then known to such counsel that binds or affects the Company.

                  Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 5.01, 5.02 and 8.07 and any
Subsidiary Guarantor's obligations in respect thereof shall survive until the Securities are no longer outstanding pursuant to the last paragraph of Section
2.08. After the Securities are no longer outstanding, the Company's obligations in Sections 8.07, 9.04 and 9.05 and any Subsidiary Guarantor's obligations in respect thereof shall survive.

                  After such delivery or irrevocable deposit and compliance with the other requirements of this Section 9.01, the Trustee upon request shall acknowledge in writing the discharge of the Company's and any Subsidiary Guarantor's obligations under the Securities and this Indenture except for those surviving obligations specified above.

SECTION 9.02.  Legal Defeasance and Covenant
               Defeasance.

                  (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

                  (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company and any Subsidiary Guarantor shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Securities and the Guarantees and any amounts deposited under paragraph (d) below shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness or Guarantor Senior Indebtedness under Article Four, Article Twelve or otherwise, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Sections 2.06, 2.07 and 5.02, and, with respect to the Trustee, under Section 8.07 and any Subsidiary Guarantor's obligations in respect thereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection herewith, and (iv) this Section 9.02 and Section 9.05. Subject to compliance with this Section 9.02, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

                  (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article Four and Article Six and in Sections 5.03, 5.05 through 5.09 and 5.11 through 5.19 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder and Holders of the Securities and the Guarantees and any amounts deposited under paragraph
(d) below shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness or Guarantor Senior Indebtedness under Article Four, Article Twelve or otherwise. For this purpose, such covenant defeasance means that, with respect to the outstanding Securities, the Company and any Subsidiary Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 7.01(iii), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

                  (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

                  (i) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 8.10 who shall agree to comply with the provisions of this Section 9.02 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (x) cash in U.S. dollars or
         (y) direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. Government Obligations") maturing as to principal, premium, if any, and interest in such amounts of money and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of and interest on the outstanding Securities not later than one day before the due date of any payment, or (z) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge principal of, premium, if any, and interest on the outstanding Securities on the Maturity Date or otherwise in accordance with the terms of this Indenture and of such Securities; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities;

                   (ii) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Section 7.01(vi) or (vii) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                  (iii) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any Securities of the Company or any Subsidiary Guarantor;

                   (iv) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other material agreement or instrument to which the Company, any Subsidiary or any Subsidiary Guarantor is a party or by which it is bound (and in that connection, the Trustee shall have received a certificate from the Credit Agent to that effect with respect to such Senior Credit Facilities if then in effect);

                    (v) in the case of an election under paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel, such counsel being in the United States, stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the Issue Date, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

                   (vi) in the case of an election under paragraph (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel, such counsel being in the United States, to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

                  (vii) in the case of an election under either paragraph (b) or
         (c) above, an Opinion of Counsel to the effect that, (x) the trust funds will not be subject to any rights of any other holders of Senior Indebtedness or Guarantor Senior Indebtedness, including, without limitation, those arising under this Indenture, after the 91st day following the deposit, and (y) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law;

                 (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with; and

                   (ix) the Company shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Securities over other creditors of the Company or any Subsidiary Guarantor or with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Subsidiary Guarantor or others.

                  (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Affiliate of the Company) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

                  Anything in this Section 9.02 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

SECTION 9.03.  Application of Trust Money.

                  The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Sections 9.01 and 9.02, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Securities.

SECTION 9.04.  Repayment to Company or Subsidiary
               Guarantors.

                  Subject to Sections 8.07, 9.01 and 9.02, the Trustee shall promptly pay to the Company, or if deposited with the Trustee by any Subsidiary Guarantor, to such Guarantor, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Section 9.02, held by it at any time. The Trustee and the Paying Agent shall pay to the Company or any Subsidiary Guarantor, as the case may be, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company or any Subsidiary Guarantor, as the case may be, Security- holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 9.05.  Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's and each Subsidiary Guarantor's, if any, obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Company or the Subsidiary Guarantors, as the case may be, has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company or the

Subsidiary Guarantors, as the case may be, shall be, subrogated to the rights of the holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE TEN

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS


SECTION 10.01.  Without Consent of Holders.

                  The Company and the Subsidiary Guarantors, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

                  (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not adversely affect the rights of any Holder hereunder;

                  (2) to comply with Article Six and Section 11.06;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                  (4) to make any other change that does not adversely affect the rights of any Securityholder hereunder in any material respect; or

                  (5) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

provided that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this
Section 10.01.

SECTION 10.02.  With Consent of Holders.

                  Subject to Section 7.07, the Company and each Subsidiary Guarantor, when authorized by a Board Resolution, and the Trustee, together with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Securities), may amend or supplement, or waive compliance with any provision of, this Indenture, the Securities or any Guarantee without notice to any other Securityholders. Without the consent of each Securityholder affected, however, no amendment, supplement or waiver, including a waiver pursuant to
Section 7.04, may:

                  (1) change the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture, the Securities or the Guarantees;

                  (2) reduce the rate or extend the time for payment of interest on any Security;

                  (3) reduce the principal amount of any Security;

                  (4) change the Maturity Date of any Security or alter the redemption provisions in this Indenture or the Securities in a manner adverse to any Holder;

                  (5) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Securities or the rights of Holders to recover the principal of, interest on, or redemption payment with respect to, any Security;

                  (6) make any changes in this Section 10.02;

                  (7) make the principal of, or the interest on, any Security payable with anything or in any manner other than as provided for in this Indenture, the Securities and the Guarantees as in effect on the date hereof; or

                  (8) modify the subordination provisions of this Indenture (including the related definitions) so as to adversely affect the ranking of any Security or Guarantee; provided that it is understood that any amendment the purpose of which is to permit the incurrence of additional Indebtedness under this Indenture shall not be construed as to adversely affect the ranking of any Security or Guarantee.

                  Without the consent of Holders of not less than 75% in aggregate principal amount of Notes then outstanding, no such amendment, supplement or waiver may change the Change of Control Payment Date or the purchase price in connection with any repurchase of Notes pursuant to Section
5.15 in a manner adverse to any Holder or waive a Default or Event of Default resulting from a failure to comply with Section 5.15.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                  In connection with any amendment, supplement or waiver under this Article Ten, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver. No amendment, supplement or waiver under this Section shall have a material adverse effect on the rights of the holders of Senior Indebtedness or Guarantor Senior Indebtedness without their prior written consent.

SECTION 10.03.  Compliance with TIA.

                  From the date on which the Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 10.04.  Revocation and Effect of Consents.

                  Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (9) of Section 10.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 10.05.  Notation on or Exchange of Securities.

                  If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 10.06.  Trustee to Sign Amendments, Etc.

                  The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Ten; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture.

                                 ARTICLE ELEVEN

                                    GUARANTEE


SECTION 11.01.  Unconditional Guarantee.

                  Each Subsidiary Guarantor hereby unconditionally, jointly and severally, guarantees (such guarantee to be referred to herein as the "Guarantee"), subject to Article Twelve, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Securities or the Obligations of the Company hereunder or thereunder, that: (i) the principal of and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Securities and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 11.05. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and in this Guarantee. If any Securityholder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Securityholder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Seven for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Seven, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Guarantee.

SECTION 11.02.  Subordination of Guarantee.

                  The obligations of each Subsidiary Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and this Indenture are expressly subordinate and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness of such Subsidiary Guarantor, to the extent and in the manner provided in Article Twelve.

SECTION 11.03.  Severability.

                  In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.04.  Release of a Subsidiary Guarantor.

                  Upon (i) the release by the lenders under the Term Loans, related documents and future refinancings thereof of all guarantees of a Subsidiary Guarantor and all Liens on the property and assets of such Subsidiary Guarantor relating to such Indebtedness, or (ii) the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor (or all or substantially all its assets) to an entity which is not a Subsidiary of the Company and which sale or disposition is otherwise in compliance with the terms of this Indenture, such Subsidiary Guarantor shall be deemed released from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder; provided, however, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, such Indebtedness of the Company shall also terminate upon such release, sale or transfer.

                  The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with this Section 11.04. Any Subsidiary Guarantor not so released remains liable for the full amount of principal of and interest on the Securities as provided in this Article Eleven.

SECTION 11.05.  Limitation of Subsidiary Guarantor's Liability.

                  Each Subsidiary Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, but not limited to, the Guarantor Senior Indebtedness of such Subsidiary Guarantor) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to Section 11.07, result in the obligations of such Subsidiary Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 11.06.  Subsidiary Guarantors May Consolidate,
                etc., on Certain Terms.

                  (a) Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale of assets or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, to the Company or another Subsidiary Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Subsidiary Guarantor shall no longer have any force or effect.

                  (b) Except as set forth in Article Five and Article Six hereof, nothing contained in this Indenture or in any of the

Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into a corporation or corporations other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor) or shall prevent any sale of assets or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, to a corporation or corporations other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor); provided, however, that, subject to Sections 11.04 and 11.06(a), (i) immediately after such transaction, and giving effect thereto such transaction does not (a) violate any covenants set forth herein or (b) results in a Default or Event of Default under this Indenture that is continuing, and (ii) upon any such consolidation, merger, sale or conveyance, the Subsidiary Guarantee set forth in this Article Eleven, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving corporation in the merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which the Subsidiary Guarantor shall have merged, or by the corporation that shall have acquired such property. In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor; provided, however, that solely for purposes of computing amounts described in subclause (c) of the first paragraph of Section 5.03, any such successor corporation shall only be deemed to have succeeded to and be substituted for any Subsidiary Guarantor with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

SECTION 11.07.  Contribution.

                  In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Subsidiary Guarantor's obligations with respect to the Guarantee. "Adjusted Net Assets" of such Subsidiary Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date (other than liabilities of such Subsidiary Guarantor under Subordinated Indebtedness)), but excluding liabilities under the Guarantee, of such Subsidiary Guarantor at such date and (y) the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts including, without limitation, Guarantor Senior Indebtedness (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee of such Subsidiary Guarantor, as they become absolute and matured.

SECTION 11.08.  Waiver of Subrogation.

                  Until all Guarantee Obligations are paid in full each Subsidiary Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's obligations under the Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall, subject to the provisions of Section 11.02, Article Four and Article Twelve, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary

Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.08 is knowingly made in contemplation of such benefits.

SECTION 11.09.  Execution of Guarantee.

                  To evidence their guarantee to the Securityholders set forth in this Article Eleven, the Subsidiary Guarantors hereby agree to execute the Guarantee in substantially the form included in Exhibit A and Exhibit B, which shall be endorsed on each Security ordered to be authenticated and delivered by the Trustee. Each Subsidiary Guarantor hereby agrees that its Guarantee set forth in this Article Eleven shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Subsidiary Guarantor by two Officers, or an Officer and an Assistant Secretary or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such Guarantee prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Subsidiary Guarantor. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Security on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed the Guarantee had not ceased to be such officer of the Subsidiary Guarantor.

SECTION 11.10.  Waiver of Stay, Extension or Usury Laws.

                  Each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Subsidiary Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Subsidiary Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                 ARTICLE TWELVE

                     SUBORDINATION OF GUARANTEE OBLIGATIONS

SECTION 12.01.  Guarantee Obligations Subordinated
                to Guarantor Senior Indebtedness.

                  Anything herein to the contrary notwithstanding, each of the Subsidiary Guarantors, for itself and its successors, and each Holder, by his acceptance of Guarantees, agrees, that any payment of obligations by a Subsidiary Guarantor in respect of its Guarantee (collectively, as to any Subsidiary Guarantor, its "Guarantee Obligations") is subordinated, to the extent and in the manner provided in this Article Twelve, to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Indebtedness of such Subsidiary Guarantor.

                  This Article Twelve shall constitute a continuing offer to all persons who become holders of, or continue to hold, Guarantor Senior Indebtedness, and such provisions are made for the benefit of the holders of Guarantor Senior Indebtedness and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

SECTION 12.02.  Suspension of Guarantee Obligations When
                Guarantor Senior Indebtedness in Default.

                  (a) Unless Section 12.03 shall be applicable, upon (1) the occurrence of a Payment Default with respect to any Designated Senior Indebtedness or Significant Senior Indebtedness guaranteed by a Subsidiary Guarantor (which guarantee consititutes Guarantor Senior Indebtedness of such Subsidiary Guarantor) and (2) receipt by the Trustee, the Company and such Subsidiary Guarantor from the Representatives of written notice of such occurrence, then no payment (other than payments previously made pursuant to Article Nine hereof) or distribution of any assets of such Subsidiary Guarantor of any kind or character shall be made by such Subsidiary Guarantor on account of any Obligations under the Securities or on account of the purchase, redemption or other acquisition of Securities or any of the obligations of such Subsidiary Guarantor under this Guarantee unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or such Guarantor Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents, after which such Guarantor shall resume making any and all required payments in respect of its obligations under this Guarantee.

                  (b) Unless Section 12.03 shall be applicable upon (1) the occurrence of a Non-payment Default with respect to any Designated Senior Indebtedness guaranteed by a Subsidiary Guarantor (which guarantee constitutes Guarantor Senior Indebtedness of such Subsidiary Guarantor) and (2) the earlier of (i) receipt by the Trustee, the Company and such Subsidiary Guarantor from the Representatives of written notice of such occurrence stating that such notice is a "Payment Blockage Notice" pursuant to Sections 4.02(b) and 12.02(b) of this Indenture or (ii) if such Non-payment Default results from the acceleration of the Securities, the date of the acceleration of the Securities, no payment (other than payments previously made pursuant to Article Nine hereof) or distribution of any assets of such Subsidiary Guarantor of any kind or character shall be made by such Guarantor on account of principal, premium, if any, or interest on the Securities or on account of the purchase, redemption or other acquisition of Securities or on account of any of the other obligations of such Subsidiary Guarantor under this Guarantee for a period ("Guarantor Payment Blockage Period") commencing on the date of receipt by the Trustee of such notice or the date of the acceleration referred to in clause (ii) above, as the case may be, unless and until the earlier to occur of the following events: (w) 179 days shall have elapsed since receipt of such written notice by the Trustee or the date of the acceleration of the Securities, as the case may be (provided such Guarantor Senior Indebtedness shall theretofore not have been accelerated),
(x) such Non-payment Default shall have been cured or waived or shall have ceased to exist, (y) such Guarantor Senior Indebtedness shall have been discharged or paid in full or (z) such Guarantor Payment Blockage Period shall have been terminated by written notice to the Trustee from the Representative initiating such Guarantor Payment Blockage Period, or the holders of at least a majority in principal amount of such issue of such Guarantor Senior Indebtedness, after which, in the case of clause (w), (x), (y) or (z), the Subsidiary Guarantor shall resume making any and all required payments in respect of its obligations under this Guarantee. Notwithstanding any other provisions of this Indenture, only one Guarantor Payment Blockage Period may be commenced within any consecutive 365 day period and no Non-payment Default with respect to Guarantor Senior Indebtedness guaranteed by any Subsidiary Guarantor (which guarantee constitutes Guarantor Senior Indebtedness of such Subsidiary Guarantor) which existed or was continuing on the date of the commencement of any Guarantor Payment Blockage Period shall be, or be made, the basis for the commencement of a second Guarantor Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. In no event shall a Guarantor Payment Blockage Period extend beyond 179 days from the date of the receipt of the notice by the Trustee or the date of the acceleration of the Securities referred to in clause (2).

                  (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Security shall have received any payment prohibited by the foregoing provisions of this Section 12.02, then and in such event such payment shall be segregated from other funds and held in trust by the Trustee or such Holder or Paying Agent for the benefit of, and shall immediately be paid over to the holders of Senior Indebtedness or to the Representatives or as a court of competent jurisdiction shall direct.

SECTION 12.03.  Guarantee Obligations Subordinated to Prior
                Payment of All Guarantor Senior Indebtedness on Dissolution, Liquidation or Reorganization of Such Subsidiary Guarantor.

                  Upon any payment or distribution of assets of any Subsidiary Guarantor of any kind or character, whether in cash, property or securities upon any dissolution, winding up, total or partial liquidation or reorganization of such Subsidiary Guarantor and whether voluntary or involuntary (including, without limitation, in bankruptcy, insolvency or receivership proceedings or upon any assignment for the benefit of creditors or any other marshalling of assets and liabilities of such Subsidiary Guarantor and whether voluntary or involuntary):

                  (a) the holders of all Guarantor Senior Indebtedness of such Subsidiary Guarantor shall first be entitled to receive payments in full in cash or Cash Equivalents of all amounts payable under Guarantor Senior Indebtedness (including, with respect to Designated Senior Indebtedness and Significant Senior Indebtedness guaranteed by such Subsidiary Guarantor, any interest accruing after the commencement of any such proceeding at the rate specified in the applicable Designated Senior Indebtedness and Significant Senior Indebtedness whether or not interest is an allowed claim enforceable against the Company in any such proceeding) before the Holders will be entitled to receive any payment with respect to the Guarantee, and until all Obligations with respect to the Guarantor Senior Indebtedness are paid in full in cash or Cash Equivalents, any distribution to which the Holders would be entitled shall be made to the holders of Guarantor Senior

         Indebtedness; provided, however, that no payment by any other Subsidiary Guarantor or the Company shall constitute payment on behalf of such Subsidiary Guaranty for purposes of this Section 12.03(a);

                  (b) any payment or distribution of assets of such Subsidiary Guarantor of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article Twelve, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution, directly to the holders of Guarantor Senior Indebtedness of such Subsidiary Guarantor or their Representatives, ratably according to the respective amounts of such Guarantor Senior Indebtedness remaining unpaid held or represented by each, until all such Guarantor Senior Indebtedness remaining unpaid shall have been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness;

                  (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of such Subsidiary Guarantor of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders or any Paying Agent in respect of payment of the Guarantee before all Guarantor Senior Indebtedness of such Subsidiary Guarantor is paid in full in cash or Cash Equivalents, such payment or distribution (subject to the provisions of Sections
         12.06 and 12.07) shall be received, segregated from other funds, and held in trust by the Trustee or such Holder or Paying Agent for the benefit of, and shall immediately be paid over to, the holders of such Guarantor Senior Indebtedness or their Representatives, ratably according to the respective amounts of such Guarantor Senior Indebtedness held or represented by each, until all such Guarantor Senior Indebtedness remaining unpaid shall have been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment or distribution to the holders of Guarantor Senior Indebtedness.

                  Each Subsidiary Guarantor shall give prompt notice to the Trustee prior to any dissolution, winding up, total or partial liquidation or total or reorganization (including, without limitation, in bankruptcy, insolvency, or receivership proceedings or upon any assignment for the benefit of creditors or any other marshalling of such Subsidiary Guarantor's assets and liabilities).

SECTION 12.04.  Holders of Guarantee Obligations To Be
                Subrogated to Rights of Holders of
                Guarantor Senior Indebtedness.

                  Subject to the payment in full in cash or Cash Equivalents of all Guarantor Senior Indebtedness, the Holders of Guarantee Obligations of a Subsidiary Guarantor shall be subrogated to the rights of the holders of Guarantor Senior Indebtedness of such Subsidiary Guarantor to receive payments or distributions of assets of such Subsidiary Guarantor applicable to such Guarantor Senior Indebtedness until all amounts owing on or in respect of the Guarantee Obligations shall be paid in full in cash or Cash Equivalents, and for the purpose of such subrogation no payments or distributions to the holders of such Guarantor Senior Indebtedness by or on behalf of such Subsidiary Guarantor, or by or on behalf of the Holders by virtue of this Article Twelve, which otherwise would have been made to the Holders, shall, as between such Subsidiary Guarantor and the Holders, be deemed to be payment by such Subsidiary Guarantor to or on account of such Guarantor Senior Indebtedness, it being understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Guarantor Senior Indebtedness, on the other hand.

                  If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Twelve shall have been applied, pursuant to the provisions of this Article Twelve, to the payment of all amounts payable under such Guarantor Senior Indebtedness, then the Holders shall be entitled to receive from the holders of such Guarantor Senior Indebtedness any payments or distributions received by such holders of such Guarantor Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Guarantor Senior Indebtedness in full in cash or Cash Equivalents.

SECTION 12.05.  Obligations of the Subsidiary
                Guarantors Unconditional.

                  Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Guarantees is intended to or shall impair, as between the Subsidiary Guarantors and the Holders, the obligation of the Subsidiary Guarantors, which is absolute and unconditional, to pay to the Holders all amounts due and payable under the Guarantees as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Subsidiary Guarantors other than the holders of the Guarantor

Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve, of the holders of Guarantor Senior Indebtedness in respect of cash, property or securities of the Subsidiary Guarantors received upon the exercise of any such remedy. Upon any payment or distribution of assets of any Subsidiary Guarantor referred to in this Article Twelve, the Trustee, subject to the provisions of Sections 8.01 and 8.02, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee or agent or other person making any payment or distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Indebtedness and other Indebtedness of any Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve. Nothing in this
Section 12.05 shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 8.07.

SECTION 12.06.  Trustee Entitled to Assume Payments
                Not Prohibited in Absence of Notice.

                  The Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee or any Paying Agent shall have received notice thereof from the Company or any Subsidiary Guarantor or from one or more holders of Guarantor Senior Indebtedness or from any Representative therefor and, prior to the receipt of any such notice, the Trustee shall be entitled in all respects conclusively to assume that no such fact exists.

SECTION 12.07. Application by Trustee of Assets Deposited with It.

                  U.S. Legal Tender or U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Sections 9.01 and 9.02 shall be for the sole benefit of Securityholders and, to the extent allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article Twelve. Otherwise, any deposit of assets or securities by or on behalf of a Subsidiary Guarantor with the Trustee or any Paying Agent (whether or not in trust) for payment of the Guarantee shall be subject to the provisions of this Article Twelve; provided that if prior to the second Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of or interest on any Security) the Trustee or such Paying Agent shall not have received with respect to such assets the notice provided for in Section 12.06, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary received by it on or after such date. The foregoing shall not apply to the Paying Agent if the Company or any Subsidiary or Affiliate of the Company is acting as Paying Agent. Nothing contained in this Section 12.07 shall limit the right of the holders of Guarantor Senior Indebtedness to recover payments as contemplated by this Article Twelve.

SECTION 12.08.  No Waiver of Subordination Provisions.

                  (a) No right of any present or future holder of any Guarantor Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Subsidiary Guarantor or by any act or failure to act by any such holder, or by any non-compliance by any Subsidiary Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  (b) Without limiting the generality of subsection (a) of this
Section 12.08, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Securities to the holders of Guarantor Senior Indebtedness, do any one or more of the following: (1) change the manner, place, terms or time of payment of, or renew or alter, Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding;
(2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (3) release any person liable in any manner for the collection or payment of Guarantor Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other person.

SECTION 12.09.  Holders Authorize Trustee to Effectuate
                Subordination of Guarantee Obligations.

                  Each Holder of the Guarantee Obligations by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effect the subordination provisions contained in this Article Twelve, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of any Subsidiary Guarantor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Subsidiary Guarantor) tending towards liquidation or reorganization of the business and assets of any Subsidiary Guarantor, the immediate filing of a claim for the unpaid balance under its or his Guarantee Obligations in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Guarantor Senior Indebtedness or their Representatives is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Guarantee Obligations. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any holder of Guarantee Obligations any plan of reorganization, arrangement, adjustment or composition affecting the Guarantee Obligations or the rights of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Indebtedness or their Representative to vote in respect of the claim of any holder of Guarantee Obligations in any such proceeding.

SECTION 12.10.  Right of Trustee to Hold Guarantor
                Senior Indebtedness.

                  The Trustee shall be entitled to all of the rights set forth in this Article Twelve in respect of any Guarantor Senior Indebtedness at any time held by it to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 12.11.  No Suspension of Remedies.

                  The failure to make a payment in respect of the Guarantees by reason of any provision of this Article Twelve shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 7.01.

                  Nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article Seven or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Twelve of the holders, from time to time, of Guarantor Senior Indebtedness.

SECTION 12.12.  No Fiduciary Duty of Trustee to Holders
                of Guarantor Senior Indebtedness.

                  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct or gross negligence) if it shall pay over or deliver to the holders of Guarantee Obligations or the Company or any other person, money or assets in compliance with the terms of this Indenture. Nothing in this Section 12.12 shall affect the obligation of any person other than the Trustee to hold such payment for the benefit of, and to pay such payment over to, the holders of Guarantor Senior Indebtedness or their Representative.

                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

SECTION 13.01.  TIA Controls.

                  If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of Section 3.18(c) of the TIA, the imposed duties shall control.

SECTION 13.02.  Notices.

                  Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  if to the Company or any Subsidiary Guarantor:

                  Dominick's Finer Foods, Inc
                  505 Railroad Avenue
                  Northlake, Illinois 60164
                  Attention:  Darren W. Karst,
                              Chief Financial Officer

                  if to the Trustee:

                  United States Trust Company of New York
                  114 West 47th Street, 15th Floor
                  New York, New York  10036-1532

                  Attention:  Corporate Trust Division

                  if to the Credit Agent:

                  Bankers Trust Company
                  One Bankers Trust Plaza
                  130 Liberty Street, 14th Floor
                  New York, New York  10006

                  Attention:  Michelle Zorn

                  Each of the Company, the Trustee, the Subsidiary Guarantors and the Credit Agent by written notice to each other such person may designate additional or different addresses for notices to such person. Any notice or communication to the Company, the Trustee, the Subsidiary Guarantors and the Credit Agent shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that any notice to the Trustee and a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                  Any notice or communication mailed to a Securityholder shall be mailed to it by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03.  Communications by Holders with Other Holders.

                  Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

SECTION 13.04.  Certificate and Opinion as to Conditions
                Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                  (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05.  Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 5.07, shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such convenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 13.06.  Rules by Trustee, Paying Agent, Registrar.

                  The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07.  Legal Holidays.

                  A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York, Los Angeles, California or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 13.08.  Governing Law.

                  THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture.

SECTION 13.09.  No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10.  No Recourse Against Others.

                  A director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

SECTION 13.11.  Successors.

                  All agreements of the Company and each Subsidiary Guarantor in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.12.  Duplicate Originals.

                  All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 13.13.  Severability.

                  In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 13.14.  No Violation.

                  Notwithstanding the provisions of this Indenture, in no event shall any transaction, agreement, payment or other event to be consummated, entered into or made in connection with the Acquisition or any financing thereof (including without limitation the transaction referred to in Section 6.01(c)) be considered a violation of any provision of this Indenture or constitute a Change of Control hereunder.

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

Dated:  May 4, 1995

                                            DOMINICK'S FINER FOODS, INC.

                                            By: /s/ Darren W. Karst
                                                ------------------------------
                                                Name:  Darren W. Karst
                                                Title: Senior V.P., CFO

Attest:  /s/ Robert A. Mariano
        -----------------------
                                            UNITED STATES TRUST COMPANY OF
                                              NEW YORK, as Trustee

                                            By: /s/ Gerard F. Ganey
                                                -----------------------------
                                                Name:  Gerard F. Ganey
                                                Title: Senior Vice President

Attest:  /s/ Christine Collins
        -----------------------

                           THE SUBSIDIARY GUARANTORS:

                                            DOMINICK'S FINER FOODS, INC.
                                              OF ILLINOIS,

                                            By: /s/ Darren W. Karst
                                                ------------------------------
                                                Name:  Darren W. Karst
                                                Title: Senior V.P., CFO

Attest:  /s/ Robert A. Mariano
        -----------------------

                                            KOHL'S OF BLOOMINGDALE, INC.

                                            By: /s/ Darren W. Karst
                                                ------------------------------
                                                Name:  Darren W. Karst
                                                Title: Senior V.P., CFO

Attest:  /s/ Robert A. Mariano
        -----------------------

                                            DODI HAZELCREST, INC.

                                            By: /s/ Darren W. Karst
                                                ------------------------------
                                                Name:  Darren W. Karst
                                                Title: Senior V.P., CFO

Attest:  /s/ Robert A. Mariano
        -----------------------

                                            SAVE-IT DISCOUNT FOODS
                                              CORPORATION

                                            By: /s/ Darren W. Karst
                                                ------------------------------
                                                Name:  Darren W. Karst
                                                Title: Senior V.P., CFO

Attest:  /s/ Robert A. Mariano
        -----------------------

                                            JERRY'S DEEP DISCOUNT CENTERS,
                                              INC.

                                            By: /s/ Darren W. Karst
                                                ------------------------------
                                                Name:  Darren W. Karst
                                                Title: Senior V.P., CFO

Attest:  /s/ Robert A. Mariano
        -----------------------

                                                                       EXHIBIT A

                           [FORM OF INITIAL SECURITY]

                                                            CUSIP NO.: 257150AA0

                          DOMINICK'S FINER FOODS, INC.

                    10 7/8% SENIOR SUBORDINATED NOTE DUE 2005

No.                                                                   $

                  DOMINICK'S FINER FOODS, INC., a Delaware corporation (the "Company", which term includes any successor corporation), for value received promises to pay to or registered assigns, the principal sum of Dollars, on May 1, 2005.

                  Interest Payment Dates:  May 1 and November 1.

                  Record Dates:  April 15 and October 15.

                  Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:  May 4, 1995

Attest:                                     DOMINICK'S FINER FOODS, INC.

________________________                    By: ________________________________
Name:                                           Name:
Title:                                          Title:

Certificate Of Authentication

                  This is one of the 10 7/8% Senior Subordinated Notes due 2005 referred to in the within-mentioned Indenture.

                                            UNITED STATES TRUST COMPANY OF
                                              NEW YORK, as Trustee

Dated:  May 4, 1995                         By _________________________________
                                                     Authorized Signatory

                          DOMINICK'S FINER FOODS, INC.

                        10 7/8% Senior Subordinated Notes
                                    due 2005


1.       Interest.

                  DOMINICK'S FINER FOODS, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on May 1 and November 1 of each year (the "Interest Payment Date"), commencing on November 1, 1995. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the Securities. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

                  The Company shall pay interest on overdue principal and interest on overdue installments of interest, to the extent lawful, at a rate equal to the rate of interest otherwise payable on the Securities.

2.       Method of Payment.

                  The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address. Notwithstanding the foregoing, the Company shall pay or cause to be paid all amounts payable with respect to non-DTC eligible Securities by wire transfer of Federal funds to the account of the Holders of such Securities.

3.       Paying Agent and Registrar.

                  Initially, United States Trust Company of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.       Indenture and Guarantees.

                  The Company issued the Securities under an Indenture, dated as of May 4, 1995 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are general unsecured obligations of the Company limited in aggregate principal amount to $200,000,000. Payment on each Security is guaranteed on a senior subordinated basis, jointly and severally, by the Subsidiary Guarantors pursuant to Article Eleven of the Indenture. The Securities include the Initial Securities and the Exchange Securities, as defined below, issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture.

5.       Optional Redemption.

                  On or after May 1, 2000 the Securities may be redeemed in whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to the applicable percentage of the principal amount thereof set forth below, together with accrued interest to the Redemption Date, if redeemed during the 12 months commencing on May 1 in the years set forth below:

                  Year                                Percentage
                  ----                                ----------

                  2000..........................         104.833%
                  2001..........................         103.625%
                  2002..........................         102.417%
                  2003..........................         101.208%
                  2004 and thereafter...........         100.000%

                   In addition, on or prior to May 1, 1998, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem up to an aggregate of 33 1/3% of the principal amount of the Securities originally issued, at a redemption price equal to 110.875% of the principal amount thereof if redeemed during the period commencing on May 4, 1995, and ending on April 30, 1996, 109.667%, if redeemed during the 12 months commencing on May 1, 1996, and 108.458% of the principal amount thereof if redeemed during the 12 months commencing on May 1, 1997, in each case plus accrued interest, if any, to the redemption date; provided that at least $100 million aggregate principal amount of the Notes remains outstanding immediately after any such redemption.

                   The documents evidencing Senior Indebtedness will restrict the Company's ability to optionally redeem the Securities.

6.        Notice of Redemption.

                   Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. In order to effect a redemption with the proceeds of a Public Equity Offering, the Company shall send the redemption notice not later than 60 days after the consummation of such Public Equity Offering. Securities in denominations larger than $1,000 may be redeemed in part.

                   Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date and payment of the Securities called for redemption is not prohibited under Article Four or Article Twelve of the Indenture, then, unless the Company defaults in the payment of such Redemption Price, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price.

7.        Change of Control Offer.

                   Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase such Holder's Securities pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase. The Company shall not be required to repurchase Securities until it has complied with its covenants to repay in full all Indebtedness of the Company and its Subsidiaries under the Senior Credit Facilities or offer to repay in full all such Indebtedness and repay the Indebtedness of each lender who has accepted its offer to repay such Indebtedness or to obtain the requisite consent under the Senior Credit Facilities to permit the repurchase of the Securities pursuant to a Change of Control Offer.

8.        Limitation on Asset Sales.

                   Under certain circumstances the Company is required to apply the net proceeds from Asset Sales to the repayment of Pari Passu Indebtedness or Senior Indebtedness, to make Related Business Investments, an investment in properties and assets that replace the properties and assets that are the subject of such Asset Sale, an investment in properties and assets that will be used in the business of the Company and its Subsidiaries existing on the Issue Date or in a business reasonably related thereto, to be applied against capital expenditures made to acquire or construct a replacement store in the general vicinity of the store sold or to purchase in a Net Proceeds Offer (at a price equal to 100% of the aggregate principal amount thereof, plus accrued interest to the date of purchase) such aggregate principal amount of Securities which, when added to the accrued interest thereon, shall be equal to the net proceeds required to be applied thereto.

9.        Denominations; Transfer; Exchange.

                   The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption.

10.       Persons Deemed Owners.

                   The registered Holder of a Security shall be treated as the owner of it for all purposes.

11.       Unclaimed Money.

                   If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agents will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agents with respect to such money shall cease.

12.       Discharge Prior to Redemption or Maturity.

                   If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Securities to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities (including the financial covenants, but excluding its obligation to pay the principal of and interest on the Securities).

13.       Amendment; Supplement; Waiver.

                   Subject to certain exceptions, the Indenture, the Securities and the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, comply with Article Six or
Section 11.06 of the Indenture, or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder of a Security.

14.       Restrictive Covenants.

                   The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of its Capital Stock and merge or consolidate with any other person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

15.       Subordination.

                   The Securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) of the Company. The Guarantees are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of Guarantor Senior Indebtedness (as defined in the Indenture). To the extent and in the manner provided in the Indenture, Senior Indebtedness, and in the case of payment by a Subsidiary Guarantor, Guarantor Senior Indebtedness, must be paid before any payment may be made to any Holder of this Security. Any Securityholder by accepting this Security agrees to the subordination and authorizes the Trustee to give it effect.

16.       Successors.

                   When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

17.       Defaults and Remedies.

                   If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest, including an Accelerated Payment) if it determines that withholding notice is in their interest.

18.       Trustee Dealings with Company.

                   The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

19.       No Recourse Against Others.

                   No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

20.       Authentication.

                   This Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Security.

21.       Abbreviations and Defined Terms.

                   Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.       CUSIP Numbers.

                   Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

                   The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture.
Requests may be made to:  Dominick's Finer Foods, Inc., 505
Railroad Avenue, Northlake, Illinois 60164, Attn: Darren W. Karst, Chief Financial Officer.

23.       Registration Rights.

                   Pursuant to the Registration Rights Agreement among the Company, the Subsidiary Guarantors and the Initial Purchasers on behalf of Holders of the Initial Securities, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for the Company's Series B 10 7/8% Senior Subordinated Notes due 2005 (the "Exchange Securities"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Securities. The Holders of the Initial Securities shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement. Additional interest which may be payable pursuant to the Registration Rights Agreement shall be payable in the same manner as set forth herein with respect to the stated interest. The provision of the Registration Rights Agreement relating to such additional interest are incorporated herein by reference and made a part hereof as if set forth herein in full.

                [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

                          SENIOR SUBORDINATED GUARANTEE

                   The Subsidiary Guarantors (as defined in the Indenture (the "Indenture") referred to in the Security upon which this notation is endorsed and each hereinafter referred to as a "Subsidiary Guarantor," which term includes any successor person under the Indenture) have unconditionally guaranteed on a senior subordinated basis (such guarantee by each Subsidiary Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Eleven and Article Twelve of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                   The obligations of each Subsidiary Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness of such Subsidiary Guarantor, to the extent and in the manner provided, in Article Eleven and Article Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

                   No stockholder, officer, director or incorporator, as such, past, present or future, of any Subsidiary Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

                   The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                            SUBSIDIARY GUARANTORS:

                                            DOMINICK'S FINER FOODS, INC.
                                              OF ILLINOIS,

                                            By:  _______________________________
                                                    Name:
                                                    Title:

Attest:  ___________________

                                            KOHL'S OF BLOOMINGDALE, INC.

                                            By:  _______________________________
                                                    Name:
                                                    Title:

Attest:  ____________________

                                            DODI HAZELCREST, INC.

                                            By:  _______________________________
                                                    Name:
                                                    Title:

Attest:  ____________________

                                            SAVE-IT DISCOUNT FOODS
                                              CORPORATION

                                            By:  _______________________________
                                                    Name:
                                                    Title:

Attest:  ___________________

                                            JERRY'S DEEP DISCOUNT CENTERS,

                                              INC.

                                            By:  _______________________________
                                                    Name:
                                                    Title:

Attest:  ____________________

                              [FORM OF ASSIGNMENT]


I or we assign this Security to

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
             (Print or type name, address and zip code of assignee)


Please insert Social Security or other
  identifying number of assignee

--------------------------------------------

and irrevocably appoint                         agent to transfer this Security
on the books of the Company. The agent may substitute another to act for him.

Dated:                     Signed:
      --------------------         ---------------------------

--------------------------------------------------------------------------------
                      (Sign exactly as your name appears on
                      the front of this Security)

Signature Guarantee:
                     -----------------------------------------------------------

                   In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) May 4, 1998, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:

                                   [Check One]

(1)  __    to the Company or a subsidiary thereof; or

(2)  __    pursuant to and in compliance with Rule 144A under the Securities
           Act; or

(3)  __    to an institutional "accredited investor" (as defined in Rule
           501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)  __    outside the United states to a "foreign person" in compliance with
           Rule 904 of Regulation S under the Securities Act; or

(5)  __    pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6)  __    pursuant to an effective registration statement under the Securities
           Act; or

(7)  __    pursuant to another available exemption from the registration requirements of the Securities Act.


Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated: ________________________  Signed: _______________________________________
                                                 (Sign exactly as name
                                                  appears on the other side
                                                  of this Security)


Signature Guarantee: ___________________________________________________________


              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

                   The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ______________________               ____________________________________
                                                  NOTICE: To be executed by
                                                           an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

                   If you want to elect to have this Security purchased by the Company pursuant to Section 5.15 or Section 5.16 of the Indenture, check the appropriate box:

Section 5.15 [     ] Section 5.16 [   ]

                   If you want to elect to have only part of this Security purchased by the Company pursuant to Section 5.15 or Section 5.16 of the Indenture, state the amount:

$

Date:__________                   Signature:_________________________________
                                               (Sign exactly as your name
                                               appears on the front of
                                               this Security)

Signature Guarantee: ___________________________________________________________

                                                                       EXHIBIT B

                           [FORM OF EXCHANGE SECURITY]

                                                    CUSIP NO.:

                          DOMINICK'S FINER FOODS, INC.

               SERIES B 10 7/8% SENIOR SUBORDINATED NOTE DUE 2005

No.                                                                  $

                   DOMINICK'S FINER FOODS, INC., a Delaware corporation (the "Company", which term includes any successor corporation), for value received
promises to pay to or registered assigns, the principal sum of          Dollars,
 on May 1, 2005.

                   Interest Payment Dates:  May 1 and November 1.

                   Record Dates:  April 15 and October 15.

                   Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

                   IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:

Attest:                                     DOMINICK'S FINER FOODS, INC.

_________________________                   By:_________________________________
Name:                                           Name:
Title:                                          Title:

Certificate Of Authentication

                   This is one of the Series B 10 7/8% Senior Subordinated Notes due 2005 referred to in the within-mentioned Indenture.

                                            UNITED STATES TRUST COMPANY OF
                                              NEW YORK, as Trustee

Dated:                                      By__________________________________
                                                     Authorized Signatory

                          DOMINICK'S FINER FOODS, INC.

                   Series B 10 7/8% Senior Subordinated Notes
                                    due 2005

1.        Interest.

                   DOMINICK'S FINER FOODS, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on May 1 and November 1 of each year (the "Interest Payment Date"), commencing on November 1, 1995. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the Securities. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

                   The Company shall pay interest on overdue principal and interest on overdue installments of interest, to the extent lawful, at a rate equal to the rate of interest otherwise payable on the Securities.

2.        Method of Payment.

                   The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address. Notwithstanding the foregoing, the Company shall pay or cause to be paid all amounts payable with respect to non-DTC eligible Securities by wire transfer of Federal funds to the account of the Holders of such Securities.

3.        Paying Agent and Registrar.

                   Initially, United States Trust Company of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.        Indenture and Guarantees.

                   The Company issued the Securities under an Indenture, dated as of May 4, 1995 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are general unsecured obligations of the Company limited in aggregate principal amount to $200,000,000. Payment on each Security is guaranteed on a senior subordinated basis, jointly and severally, by the Subsidiary Guarantors pursuant to Article Eleven of the Indenture. The Securities include the Initial Securities and the Exchange Securities, as defined below, issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture.

5.        Optional Redemption.

                   On or after May 1, 2000 the Securities may be redeemed in whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to the applicable percentage of the principal amount thereof set forth below, together with accrued interest to the Redemption Date, if redeemed during the 12 months commencing on May 1 in the years set forth below:

                  Year                                    Percentage
                  ----                                    ----------

                  2000...............................     104.833%
                  2001...............................     103.625%
                  2002...............................     102.417%
                  2003...............................     101.208%
                  2004 and thereafter................     100.000%

                  In addition, on or prior to May 1, 1998, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem up to an aggregate of 33 1/3% of the principal amount of the Securities originally issued, at a redemption price equal to 110.875% of the principal amount thereof if redeemed during the period commencing on May 4, 1995, and ending on April 30, 1996, 109.667%, if redeemed during the 12 months commencing on May 1, 1996, and 108.458% of the principal amount thereof if redeemed during the 12 months commencing on May 1, 1997, in each case plus accrued interest, if any, to the redemption date; provided that at least $100 million aggregate principal amount of the Notes remains outstanding immediately after any such redemption.

                  The documents evidencing Senior Indebtedness will restrict the Company's ability to optionally redeem the Securities.

6.       Notice of Redemption.

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. In order to effect a redemption with the proceeds of a Public Equity Offering, the Company shall send the redemption notice not later than 60 days after the consummation of such Public Equity Offering. Securities in denominations larger than $1,000 may be redeemed in part.

                  Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date and payment of the Securities called for redemption is not prohibited under Article Four or Article Twelve of the Indenture, then, unless the Company defaults in the payment of such Redemption Price, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price.

7.       Change of Control Offer.

                  Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase such Holder's Securities pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase. The Company shall not be required to repurchase Securities until it has complied with its covenants to repay in full all Indebtedness of the Company and its Subsidiaries under the Senior Credit Facilities or offer to repay in full all such Indebtedness and repay the Indebtedness of each lender who has accepted its offer to repay such Indebtedness or to obtain the requisite consent under the Senior Credit Facilities to permit the repurchase of the Securities pursuant to a Change of Control Offer.

8.       Limitation on Asset Sales.

                  Under certain circumstances the Company is required to apply the net proceeds from Asset Sales to the repayment of Pari Passu Indebtedness or Senior Indebtedness, to make Related Business Investments, an investment in properties and assets that replace the properties and assets that are the subject of such Asset Sale, an investment in properties and assets that will be used in the business of the Company and its Subsidiaries existing on the Issue Date or in a business reasonably related thereto, to be applied against capital expenditures made to acquire or construct a replacement store in the general vicinity of the store sold or to purchase in a Net Proceeds Offer (at a price equal to 100% of the aggregate principal amount thereof, plus accrued interest to the date of purchase) such aggregate principal amount of Securities which, when added to the accrued interest thereon, shall be equal to the net proceeds required to be applied thereto.

9.       Denominations; Transfer; Exchange.

                  The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption.

10.      Persons Deemed Owners.

                  The registered Holder of a Security shall be treated as the owner of it for all purposes.

11.      Unclaimed Money.

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agents will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agents with respect to such money shall cease.

12.      Discharge Prior to Redemption or Maturity.

                  If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Securities to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities (including the financial covenants, but excluding its obligation to pay the principal of and interest on the Securities).

13.      Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture, the Securities and the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, comply with Article Six or
Section 11.06 of the Indenture, or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder of a Security.

14.      Restrictive Covenants.

                  The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of its Capital Stock and merge or consolidate with any other person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

15.      Subordination.

                  The Securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) of the Company. The Guarantees are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of Guarantor Senior Indebtedness (as defined in the Indenture). To the extent and in the manner provided in the Indenture, Senior Indebtedness, and in the case of payment by a Subsidiary Guarantor, Guarantor Senior Indebtedness, must be paid before any payment may be made to any Holder of this Security. Any Securityholder by accepting this Security agrees to the subordination and authorizes the Trustee to give it effect.

16.      Successors.

                  When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

17.      Defaults and Remedies.

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest, including an Accelerated Payment) if it determines that withholding notice is in their interest.

18.      Trustee Dealings with Company.

                  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

19.      No Recourse Against Others.

                  No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

20.      Authentication.

                  This Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Security.

21.      Abbreviations and Defined Terms.

                  Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.      CUSIP Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

                  The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to: Dominick's Finer Foods, Inc., 505 Railroad Avenue, Northlake, Illinois 60164, Attn: Darren W. Karst, Chief Financial Officer.

                [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

                          SENIOR SUBORDINATED GUARANTEE

                  The Subsidiary Guarantors (as defined in the Indenture (the "Indenture") referred to in the Security upon which this notation is endorsed and each hereinafter referred to as a "Subsidiary Guarantor," which term includes any successor person under the Indenture) have unconditionally guaranteed on a senior subordinated basis (such guarantee by each Subsidiary Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Eleven and Article Twelve of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  The obligations of each Subsidiary Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness of such Subsidiary Guarantor, to the extent and in the manner provided, in Article Eleven and Article Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

                  No stockholder, officer, director or incorporator, as such, past, present or future, of any Subsidiary Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

                  The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                            SUBSIDIARY GUARANTORS:

                                            DOMINICK'S FINER FOODS, INC.
                                              OF ILLINOIS,

                                            By:  _______________________________
                                                   Name:
                                                   Title:

Attest:  ___________________

                                            KOHL'S OF BLOOMINGDALE, INC.

                                            By:  _______________________________
                                                   Name:
                                                   Title:

Attest:  ____________________

                                            DODI HAZELCREST, INC.

                                            By:  _______________________________
                                                   Name:
                                                   Title:

Attest:  ____________________

                                            SAVE-IT DISCOUNT FOODS
                                              CORPORATION

                                            By:  _______________________________
                                                   Name:
                                                   Title:

Attest:  ___________________

                                            JERRY'S DEEP DISCOUNT CENTERS,
                                              INC.

                                            By:  _______________________________
                                                   Name:
                                                   Title:

Attest:  ____________________

                              [FORM OF ASSIGNMENT]


I or we assign this Security to

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
         (Print or type name, address and zip code of assignee)

Please insert Social Security or other
  identifying number of assignee

----------------------------------------------

and irrevocably appoint                         agent to transfer this Security
on the books of the Company. The agent may substitute another to act for him.

Dated:                            Signed:
      --------------------------         ---------------------------------------

--------------------------------------------------------------------------------
                  (Sign exactly as your name appears on
                  the front of this Security)

Signature Guarantee:
                    ------------------------------------------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you want to elect to have this Security purchased by the Company pursuant to Section 5.15 or Section 5.16 of the Indenture, check the appropriate box:

Section 5.15 [     ] Section 5.16 [   ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 5.15 or Section 5.16 of the Indenture, state the amount:

$

Date:______________              Signature:__________________________________
                                            (Sign exactly as your name
                                            appears on the front of
                                            this Security)


Signature Guarantee:_________________________________________________________

                                                                       EXHIBIT C

                            Form of Certificate To Be
                          Delivered in Connection with

                    Transfers to Non-QIB Accredited Investors

                                                               ___________, ____


United States Trust Company
  of New York
114 West 47th Street, 15th Floor
New York, New York  10036-1532

Attention:  Corporate Trust Division

         Re: Dominick's Finer Foods, Inc. (the "Company") 10 7/8% Senior Subordinated Notes due 2005 (the "Securities")

Ladies and Gentlemen:

                  In connection with our proposed purchase of $_______ aggregate principal amount of the Securities, we confirm that:

                  1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated April 27, 1995, relating to the Securities and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Transfer Restrictions" of the Offering Memorandum.

                  2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture dated as of May 4, 1995 relating to the Securities (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                  3. We understand that the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities within three years after the original issuance of the Securities, we will do so only
         (A) to the Company or any subsidiary thereof, (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

                  4. We understand that, on any proposed resale of any Securities, we will be required to furnish to you and the Company such certification, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

                  5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
         Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment, as the case may be.

                  6. We are acquiring the Securities purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                            Very truly yours,

                                            [Name of Transferee]


                                            By:_________________________________
                                                      Authorized Signature

                                                                       EXHIBIT D

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                                                               ___________, ____



United States Trust Company
  of New York
114 West 47th Street, 15th Floor
New York, New York  10036-1532

Attention:  Corporate Trust Division

         Re: Dominick's Finer Foods, Inc. (the "Company") 10 7/8% Senior Subordinated Notes due 2005 (the "Securities")

Ladies and Gentlemen:

                  In connection with our proposed sale of $___________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Securities was not made to a person in the United States;

                  (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                            Very truly yours,

                                            [Name of Transferor]


                                            By:_________________________________
                                                     Authorized Signature


                                       D-2